As filed with the Securities and Exchange Commission on June 8, 1998

			               	                        		  Registration Number 333-7242
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

     FORM SB-2/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               	      TRB SYSTEMS INTERNATIONAL INC.
	        (Exact name of Registrant as specified in its charter)

Delaware                           __________________           22-3522572
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number)  Identification
                                                 							      Code Number)

TRB Systems International Inc.                   Byung Yim, Chairman
4 Becker Farm Road,  Roseland, NJ 07068          TRB Systems International Inc.
(973) 994-4488                                   4 Becker Farm Road, Roseland,
                                          						 NJ 07068  (973) 994-4488
(Address, including zip code, and
telephone number and including                  (Address, including zip code,
area code, of Registrants principal              telephone  number including
place of business)                               area code,executive principle,
		                                          				 or  agent for service)


	Approximate date of commencement of the proposed sale to the public:
The business day after the date on which this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |_|


              		     CALCULATION OF REGISTRATION FEE
============================================================================
                                              Proposed Maximum
	Title of Each Class      Amount      Offering  Aggregate  Amount
	of Securities to be      to be       Price     Offering   of Regis-
	to Registered            Registered  Per Unit  Price      tration Fee.
				                      (,000's)
============================================================================
        Common Stock, with par
        value of $0.001(1)(3)    250       $0.1       $25,000    $ 100.00
        Common Stock, with par
        value of $0.001(2)(3)    594.009   $0.514    $305,816    $ 100.00

        Totals                   844.009             $330,816    $ 200.00
============================================================================
(1) Represents 250,000 shares of common stock issued to Alpha Bytes, Inc. a Creditor of TRB Systems Inc., the sole subsidiary of the Registrant.
The said shares were distributed by Alpha Bytes, Inc. as a dividend to its 183 shareholders, and carry a 30 day right of rescission, commencing on the effective date of this Registration Statement.
(2) Represents 594,009 shares of common stock of the Registrant issued on October 2, 1997, to persons having invested funds in TRB Systems Inc., the sole subsidiary of the Corporation.
(3)     Presently, there is no market for these shares.

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933. or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


        This registration statement is comprised of 235 consecutively numbered pages, including exhibits. The exhibit index called for by Item 601 of Regulation SB is located at page 79.

	Pursuant to Item 601 of Regulation S-B showing location in the Prospectus of information required by Items 101 through 510 of Regulation SB-2.

Registration Statement
Item Number and Caption                 Prospectus Caption

101.    Description of Business         THE COMPANY

102.    Description of Property         THE COMPANY - PROPERTY

103.    Legal Proceedings               LITIGATION

201.    Market for Common Stock and     CERTAIN MARKET INFORMATION
       	Related Stockholder Matters

202.    Description of Securities to    DESCRIPTION OF SECURITIES
       	be Registered

303.    Management's Discussion and     MANAGEMENTS DISCUSSION AND ANALYSIS
       	Analysis or Plan of Operation   OF OPERATIONS & CHANGES IN FINANCIAL
                                        CONDITION

304.    Changes in and Disagreements
       	With Accountants on Accounting
       	and Financial Disclosure.       NOT APPLICABLE

310.    Financial Statements            FINANCIAL STATEMENTS

401.    Directors, Executive            MANAGEMENT;
       	Officers, Promoters and         PRINCIPAL STOCKHOLDERS; CERTAIN
        Control Persons                 TRANSACTIONS; CONFLICTS OF INTEREST

402.    Executive Compensation          MANAGEMENT

403.    Security Ownership of Certain   PRINCIPAL STOCKHOLDERS; CERTAIN
       	Beneficial Owners               TRANSACTIONS
       	and Management

404.    Certain Relationships and       CERTAIN TRANSACTIONS; CONFLICTS OF
       	Related Transactions            INTEREST

405.    Compliance with Section
       	16(a) of the Exchange Act       MANAGEMENT

501.    Forepart of the Registration    COVER PAGE
       	Statement and Outside Front
	       Cover Page of Prospectus

502.    Inside Front Cover and Outside  COVER PAGE; INSIDE FRONT COVER AND
       	Back Cover Pages of             OUTSIDE BACK COVER PAGES
	       Prospectus

503.    Summary Information             SUMMARY OF THE PROSPECTUS;
       	& Risk Factors                  RISK FACTORS

504.    Use of Proceeds                 USE OF PROCEEDS

505.    Determination of Offering       COVER PAGE; DILUTION; CERTAIN MARKET
       	Price                           INFORMATION

506.    Dilution                        DILUTION

507.    Selling Securities Holders      PLAN OF DISTRIBUTION

508.    Plan of Distribution            COVER PAGE; INSIDE FRONT COVER; PLAN
                                   					OF DISTRIBUTION

509.    Interests of Named Experts      CERTAIN TRANSACTIONS
       	and Counsel

510.    Disclosure of Commission        INDEMNIFICATION ARRANGEMENTS

                       TRB SYSTEMS INTERNATIONAL INC.
                          (a Delaware Corporation)

    	844,009 Shares of Common Stock, with a Par Value of $0.001

	This offering involves the registration of 250,000 Shares issued to Alpha Bytes, Inc., which were subsequently issued as a dividend for no consideration to the 183 shareholders of Alpha Bytes, Inc., the Selling Shareholders, on October 2, 1997, said shares having a 30 day right of rescission attached to them commencing on the effective date of the Registration Statement of which this Prospectus forms a part; and, the registration of 594,009 shares issued to investors in TRB Systems Inc.
on October 2, 1997. The Company is a holding corporation with one wholly owned operating subsidiary, TRB Systems Inc., organized pursuant to the laws of Delaware in 1994, and involved, worldwide, in the manufacture, sale, and distribution of bicycles, exercise equipment, and motorized two-wheeled transportation systems.

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


============================================================================
TOTAL NUMBER  PRICE PER   AGGRAGATE PRICE       EXPENSES &      PROCEEDS TO
OF SHARES     SHARE       TO PUBLIC             COMMISSIONS     COMPANY
============================================================================
844,009       (1) UNKNOWN (1) Unknown           (2) Unknown     (3) None
============================================================================


(1) The price per Share to the public of the Selling Shareholder's Shares will be based on the bid price for the Company's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The price per share to Investors in TRB Systems Inc. was $0.514 per share.

(2) It is anticipated that normal brokerage commissions will be charged by firms that sell any of the Selling Stockholders' Shares for the account of the Selling Stockholders and that such commissions will be tied to a percentage of the sales price; however, no specific information pertaining thereto can be provided. The shares to investors in TRB Systems Inc. were sold by the Registrant, and there are no anticipated expenses associated with these shares. The Company estimates that it will pay approximately $50,000 in fixed expenses pertaining to the offering, including accounting fees, Securities and Exchange Commission, National Association of Securities Dealers, Inc., printing expenses, transfer agent fees and expenses and miscellaneous costs.

(3) The shares will be sold by the Selling Stockholders. Therefor, there will be no direct proceeds to the Company. The shares sold to the investors yielded, at $0.514 per share, $305,816.

                          TRB SYSTEMS INTERNATIONAL INC.
                             (a Delaware Corporation)

                          TRB Systems International Inc.
                      4 Becker Farm Road, Roseland, NJ 07068
                                (973) 994-4488

                 The date of this Prospectus is June 8, 1998

                     ADDITIONAL INFORMATION

	The Company has filed a Registration Statement on Form SB-2 (adopted under authority of the Securities Act of 1933, as amended) with respect to the securities offered hereby, with the United States Securities and Exchange Commission (S. E. C.). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract filed as an exhibit to the Registration Statement, each such statement may be inspected without charge at the Public Reference Section of the Commission in its Washington, D.C. office and copies of all or any part thereof may be obtained from the Commission at prescribed rates, and may be perused at the S. E. C.'s Web Site, whose address is http://www.sec.gov. Copies of the Registration Statement and the Exhibits appended thereto will be provided without charge upon written or oral request addressed to Charles C. Khym, Esq., General Counsel; TRB Systems International Inc., 39-01 Main Street, Suite 605, Flushing, New York 11354, or by calling (718) 445-1300.

	The Company currently does not furnish its stockholders with annual reports containing financial statements certified by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Prior to the sale of the Registered Securities, the Company was not subject to the informational requirements of the Securities Exchange Act of 1934 since its securities were not registered with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
Commission.

	No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. Any information or representation not contained herein, if given or made, must not be relied upon as having been authorized by the Company or by the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or a solicitation of any offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

	Until October 30, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

	None of the investors in TRB Systems Inc. to receive shares as a result of this Registration statement are affiliates of the Registrant, related to any shareholders in the Registrant, or hold any stock in the Registrant or its affiliate.

                        Introductory Page 1

                            "COLOR PLATE"

                        Introductory Page 2

                            "COLOR PLATE"

                        Introductory Page 3

                         GLOSSARY OF TERMS

      AS USED HEREIN, THE FOLLOWING HAVE THE MEANINGS SET FORTH BELOW:

TRB. The collective and generic term for the Company's subsidiary, TRB Systems Inc., organized in 1994, pursuant to the laws of the State of Delaware.


Capital Stock.     The generic term for the Company's Common Stock.


Common Stock.      The shares of the Company's common stock, with a par value of $0.001, of which 30,000,000 shares are authorized and 11,925,626 are issued and outstanding (see "DESCRIPTION OF
                   SECURITIES").


NASD. National Association of Securities Dealers, Inc. The self-regulatory body registered under the Securities Exchange Act of 1934, as amended, responsible for regulation of securities brokers and dealers, and the operator of the NASDAQ inter-dealer automated quotation system's bulletin board over which Company securities are traded.


Registered         The generic and collective term for the 843,998 shares
Securities.        held by the Selling Shareholders and investors in TRB
              		   Systems International Inc. being registered.


Selling            Alpha Bytes, Inc.
Shareholders.

The Company.       TRB Systems International Inc., a Delaware Corporation and
              		   the issuer of the securities registered hereby.

                        Prospectus Page 1

                        PROSPECTUS SUMMARY

	The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere herein.

THE COMPANY

	The Company was incorporated in the State of Delaware on April 9, 1997. It was organized as a purchaser of TRB Systems Inc., and purchased the said company on April 18, 1997. Currently the Company is a holding company with one operating subsidiary, TRB Systems Inc., organized pursuant to the laws of the State of Delaware. TRB Systems Inc. has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business other than with respect to its acquisition by the Company.
For purposes of this prospectus, the Company's subsidiary are sometimes referred to as "TRB".

        TRB Systems Inc., a Delaware corporation formed in April 1994, to market, worldwide, the Transbar Power System (TPS) technology and its applications to the bicycle, exercycle, electric bicycle and wheelchair. These technology rights were licensed from ABL Properties Company, the owner of the patent rights to the TPS technology, to TRB Systems Inc. (See "Organization"; "Business").

	Between 1983 and 1993, over $7.9 million was spent by Alenax Corporation (TRB's predecessor), owned and operated by Mr. Byung Yim, president of both TRB and TRB Systems International Inc., developing and marketing a line of TPS bicycles, and in 1988 the company sold a total of 8,500 TPS bicycles. During a corporate relocation from Rochester, NY to Piscataway, NJ, all inventory, consisting of 900 bicycles, office furniture, and cad0cam computer equipment, as well as the blueprints for all models of the bicycle and the TPS components, were lost. The loss was a result of the negligence of the moving company, in that the goods were sold at auction and the blueprints destroyed as the result of Byung Yim being in Korea and China on a business trip, and the moving company, not realizing that delivery was to be effected upon the return of Mr. Yim, treated the goods and blueprints as abandoned. An ensuing lawsuit was initiated for $10,000,000 by Alenax. The transport company threatened bankruptcy immediately upon any judgment being filed against them, and there was a settlement for $100,000 (the transport company did subsequently become bankrupt).
Due to the capital loss, Alenax, while continuing development of the TPS System, ceased active operations due to a lack of working capital.
In April, 1994, TRB Systems Inc. was incorporated to continue TPS technology development, and to manufacture and market the finished product lines.

        TRB, having licensed from ABL Properties Corp. (ABL) the exclusive rights to market and enhance the vehicles using the Transbar Power System
(TPS) (See, "Business") intends to create what management believes to be a new generation of cycling and fitness products using the patented (by ABL) Transbar Power System technology (See, "Business", "Patents"). Although TRB is a new company, as can be seen from the foregoing, its TPS technology has undergone considerable development over the years. The characteristic of the TPS technology is similar, to that used in stepper machines, which is currently one of the fastest growing segments of exercise equipment.

	TRB's technology allows users to engage in biomechanically correct exercise without the trauma associated with many alternate forms of exercise. Orthopedic doctors and physical therapists have prescribed the TPS bike for patients because of the variable stroke, non-impact motion it provides.
TRB's products are also, appealing to older consumers and TRB is well-positioned to benefit from the aging of the U.S. population.
The TPS motion provides older consumers with an exercise that is cardiovascular and anaerobic, while at the same time is safe and gentle.

                         Prospectus Page 2

	TRB's immediate goals are (i) to conduct product test marketing in target market segments, (ii) to identify and establish strategic relationships domestically and internationally, (iii) to develop initial sales/marketing materials, literature and programs, (iv) to accomplish regional product introduction in 1998, and (v) to license its technology internationally.

	TRB intends to target four markets during its first year:

	1) Alternative Transportation, Recreation & Leisure, Health & Fitness
	2) Senior Citizens
	3) Rehabilitation & Therapeutic
	4) International

	TRB already has over one million dollars worth of sales from licensing agreements, as well as sales commitments by licensees (SEE "Selected Financial Information")

	The Company's current mailing address is 4 Becker Farm Road, Roseland, NJ 07068; and its phone number is (973) 994-4488.

SELECTED FINANCIAL INFORMATION

	Set forth below is selected financial information of the Company and its consolidated subsidiary. The provided information is derived from the more detailed audited consolidated financial statements as of September 30, 1997, and should be read in conjunction with the audited consolidated financial statements included elsewhere in this Prospectus and are qualified in their entirety by reference thereto (see "FINANCIAL STATEMENTS").

                      3 Months        Annual          Annual
                      Ended           Ended           Ended
                      Sept. 30        June 30         June 30
                      1997            1997            1996


OPERATING RESULTS*
(all data is in $US)

Continuing Operations
Sales                  $    0           $    0         $161,354
Cost of Sales               0                0          146,363
Gross Profit                0                0           14,982
Other Income              144               59              135
Total Income              144               59           15,117

Expenses:
Total Expenses        329,301          454,443          229,734

Net profit (loss)
before taxes         (329,157)        (454,384)        (214,617)
Net Profit(Loss)     (414,139)        (454,384)        (214,617)
Net Profit(Loss
per share            $(0.0276)        $(0.0381)        $(0.0180)

FINANCIAL POSITION
Current Assets         17,828            1,894            7,200
Other Assets          739,822          628,038           89,729
Total Assets          757,650          629,932           96,929

                        Prospectus Page 3


Current Liabilities    442,441         355,441         645,215
Other Liabilities      294,658         314,000         218,126
Total Liabilities      737,099         669,441         863,341

Stockholder's
Equity                  20,551         (39,509)       (766,412)
________

SECURITIES OUTSTANDING

	As of the date of this Prospectus, 11,925,626 shares of Common stock were issued and outstanding. (see "CAPITALIZATION", "PLAN OF DISTRIBUTION" and "PRINCIPAL STOCKHOLDERS")

CURRENT STOCKHOLDERS

	Approximately 278 persons own shares of the Company's Common Stock (see "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS").

DEFINITION OF TERMS

	Certain terms used in this Prospectus, usually identified by initial capital letters, are defined in the section of this Prospectus captioned "GLOSSARY OF TERMS."

                        RISK FACTORS

	THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR INVESTMENT IN THE COMPANY WITHOUT A MATERIALLY ADVERSE IMPACT ON THEIR STANDARD OF LIVING OR FINANCIAL SECURITY. THEREFORE, PRIOR TO PURCHASE EACH PROSPECTIVE INVESTOR SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

RISKS OF THE OFFERING

Possible Loss of Entire Investment

	Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful in its programs there can be no assurances that investors will derive a profit from their investment.

	The Company has only one operating subsidiary, and as of yet no sales of product has taken place. It is possible that there will never be any sales of products, in which case the total investment of investors may be lost.

Adverse Claims by Shareholders of Alpha Bytes

        Alpha Bytes distributed its 250,000 shares in the Company to its 183 shareholders on October 2, 1997, which distribution may have been in violation of Section 5 of the Securities Act of 1933, as well as the Securities legislation of the States where the said shareholders reside. As a result, the distribution may be subject to a right of rescission. As a result of the forgoing Alpha Bytes decided to grant a 30-day right of rescission to its stockholders with respect to the distribution of the said shares. (SEE:
"SELLING SHAREHOLDERS", at page 28 for complete disclosure of the Alpha
Bytes distribution of Shares).

                         Prospectus Page 4

Potential Future Sales Pursuant To Rule 144

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

	The one year holding period for all the Company's currently outstanding restricted shares required by Rule 144 will expire during October of 1998 and thereafter, the holders may periodically sell their Company securities, subject to applicable volume limitations, restrictions on the manner of sale and applicable reporting requirements (see "CERTAIN TRANSACTIONS").

Absence of a Trading Market

	At present, there is no market for the securities of the Company, and there can be no assurance that an established trading market or any public market will develop in the future, or that if developed, it could be sustained, or the securities of the Company resold at any price. Any market the Company may develop will, in all likelihood, be a substantially limited one.

Adverse effects of Penny Stock Regulations

	Securities, generally, with a price $5.00 per share or less are referred to as penny stock. These securities are unsuitable for investors with low fixed incomes and limited net worth, or for accounts held in a fiduciary or custodial capacity. As well, they are not suitable for investors who are risk aversive or have income as their sole investment objective. Investment broker/dealers must satisfy special sales practice requirements, including making written suitability determinations regarding any persons wishing to invest in penny stock; written consent of the purchaser prior to purchasing penny stock; delivery of a disclosure statement outlining the risks associated with penny stock prior to any transaction; a written current bid and ask quotation and commissions to be earned by the broker/dealer in the transaction; and monthly statements stating the market value of any penny stock held in a portfolio. These requirements, if applicable to the Company, may adversely effect any market for the Registrant's shares.

Absence of Underwriter

	The Selling Stockholders' Shares will be sold directly by the Selling Stockholders, consequently, no underwriter is expected to be involved therewith. The absence of an underwriter means that there will be less due diligence in conjunction with this offering than would be performed in an underwritten offering, and furthermore, that there are no brokers committed to stabilizing the market for the Company's securities.

Concentration of Share Ownership

	Where approximately 86% of the shares in the Company are currently held by Motion Plus International Corporation, a corporation 98% of whose stock are owned by Byung Yim and his two children, the effective control of the Registrant rests with these parties. Byung Yim is also the President and sole director of the Company. Thus Mr. Yim, and his two children will be in a position to substantially control the election of the Board of Directors of the Company and the management and policies of the Company.

                        Prospectus Page 5
Financial Risks

	No assurance can be given that the Company's future sales will meet the Company's expectations or that the Company will be able to operate profitably. The Company has a history of operating losses, and lacking future profitable operations, will need additional capital, which the Company has no assurance whatsoever of being able to obtain. The inability to obtain such financing would have a material adverse effect on the Company's results of operations. (See "Financial Statements", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS.")


BUSINESS RISKS

No Dividends

	The Company has never paid dividends on its Common Stock. The Company does not anticipate paying dividends for the foreseeable future and intends to devote earnings, if any, to the development of the Company's business. The payment of dividends in the future rests within the discretion of the Company's Board of Directors and will depend on the existence of substantial earnings, the Company's financial requirements and other factors. TRB has paid no substantial dividends in the past; and earnings for the foreseeable future are expected to be retained to finance corporate business expansion.

Material Reliance Upon Officers

	The Company is wholly dependent upon the personal efforts and abilities of its officers and directors, especially Mr. Byung Yim. The loss of or unavailability to the Company of the services of any of its officers or directors would have a materially adverse effect on the Company's business prospects and potential earning capacity. The Company does not carry any insurance to compensate for any such loss, nor does it intend to obtain "key man" life insurance covering its officers or directors.


	FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

                     SELLING SHAREHOLDERS

	Alpha Bytes, Inc., a Colorado public corporation presently traded on the NASDAQ Bulletin Board market, provided consulting services to the Company regarding software development for the inventory control and Management Information Systems to be used by the Company for which it received 250,000 shares that were issued as a dividend by Alpha Bytes to its 183 shareholders (representing 2.2% of the Companys's outstanding shares), on whose behalf the said shares are being registered. Alpha Bytes, Inc., its subsidiaries, and shareholders had no interest in the Company, its subsidiary, or any business or personal relationship with any shareholder of the Company or its subsidiary or affiliates, prior to the above described transaction (See "SELLING SHAREHOLDERS" at page 28 of this Prospectus).

        The Company is also registering 594,009 shares held by 54 shareholders of the Company (See "SELLING SHAREHOLDERS" at page 28 of this Prospectus).

                        Prospectus Page 6

                   CERTAIN MARKET INFORMATION

MARKET FOR COMMON EQUITY

	At present, there is no market, public or private, for the trading of the Company's common stock. The Company anticipates registering its shares on the NASDAQ Bulletin Board System by July 1, 1998.

SECURITY HOLDERS

        As of March 31, 1998, the latest practicable date for which information is available, the Company had approximately 278 common stock holders. Of these, 183 were shareholders of Alpha Bytes, Inc. (See "Selling Shareholders"), who received 250,000 shares in the Company as a dividend from Alpha Bytes, Inc., which received the said shares as payment for consulting services rendered to the Company with respect to computer software systems. The shareholders of Alpha Bytes, Inc. received their shares in the Company based on the number of shares each shareholder held in Alpha Bytes, Inc. divided by the total number of outstanding shares in Alpha Bytes, Inc.

        There are 44 shareholders holding 11,081,628 restricted shares, and 54 shareholders holding 594,009 shares issued on October 2, 1997, which shares are part of the securities to which this Prospectus refers (See "Certain Transactions", Principal Stockholders").

DIVIDENDS

	There have been no cash dividends declared or paid since the inception the Company and no dividends are contemplated to be paid in the foreseeable future. No dividends were paid by the Company's subsidiaries, prior to their acquisition by the Company; however, it is anticipated that for the foreseeable future, the Company's profits (if any) will be reinvested in the Company rather than distributed as dividends.

OFFERING PRICE

	No offering price has been pre-established for the shares registered by the Selling Shareholders. Rather, it is anticipated that the Selling Stockholders will sell them into the public market at such times as the price is deemed favorable, when considered in light of the recipients' capital requirements. The recipients will be the sole determiners of appropriate pricing, on a case by case basis.


CAPITALIZATION

	The following table sets forth the capitalization of the Company as of March 31, 1998.



                                                March 31,
Title of Class                                  1998

Stockholders' Equity                            $20,551

Debt
Total Liabilities                               $737,099

                         Prospectus Page 7

                		       THE COMPANY

BUSINESS (GENERAL)

	TRB Systems International Inc., organized under the laws of the State of Delaware in 1997, is a holding company for TRB Systems Inc., a Delaware corporation formed in April 1994, formed to market, Worldwide, the Transbar Power System (TPS) technology and its applications to the bicycle, exercycle, electric bicycle and wheelchair. These technology rights were assigned from ABL Properties, the owner of the patent rights to the TPS technology, to TRB Systems Inc.

BUSINESS DEVELOPMENT

	TRB, a corporation organized under a Delaware corporation, was organized in April 1997. It has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Background Information

	The Company was incorporated in the State of Delaware on April 9, 1997. The Company was organized as a purchaser of TRB Systems Inc., and purchased the said company on April 18, 1997.

	The Company is currently a holding company with one operating subsidiaries, TRB Systems Inc., organized pursuant to the laws of the State of Delaware. TRB Systems Inc. has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business other than with respect to its acquisition by the Company. For purposes of this prospectus, the Company's subsidiary are sometimes referred to as "TRB".

	TRB Systems Inc., a Delaware corporation formed in April 1994, was formed to market, Worldwide, the Transbar Power System (TPS) technology and its applications to the bicycle, exercycle, electric bicycle and wheelchair. These technology rights were Licenses from ABL Properties, the owner of the patent rights to the TPS technology, by TRB Systems Inc. (See "Organization"). The rights licensed to TRB by ABL Properties Company call for a payment of $200,000 during the first year of active sales, a 1% royalty on annual sales to $10,000,000, 0.75% on sales over $10,000,000 but under $20,000,000, and
0.5% on all sales thereafter, and all profits gleaned from international sales to an aggregate limit of $3,325,000. ABL is 100% owned by Byung Yim, President & CEO of TRB Systems International Inc.

	Between 1983 and 1993, over $7.9 million was spent by Alenax Corporation (TRB's predecessor), owned and operated by Mr. Byung Yim, president of both TRB and TRB Systems International Inc., developing and marketing a line of TPS bicycles, and in 1988 the company sold a total of 8,500 TPS bicycles. This experience has given rise to the new product line that TRB is ready to market. To date 1,060 bicycles have been produced and sold.

BUSINESS

	The Company's primary focus is to manufacture, through agreements with manufacturers, and, eventually in its own facilities, all of its products. The Company plans to distribute and sell its products to the public through distributors and licensees. All sales and promotional material will be provided to the distributors and licensees by the Company.

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                         Prospectus Page 8

Principal Products or Services and Their Market

Product Development

	Preliminary market research indicates that the therapeutic market is driven primarily by product performance, while non-therapeutic markets are more sensitive to price. The Company intends to focus its product development and production efforts for the first year on three lines of products: bicycles, electric bicycles, and ergometers. TRB's introductory bicycle line, propelled exclusively by the TPS, will consist of models with multiple sizes for men and women. This initial line will closely resemble the current popular cruiser and mountain bikes that offer a comfortable upright riding.

	Product development will continue with the introduction of an adult tricycle. Lightweight, higher performance bicycles will eventually also be introduced to appeal to the performance biking community. Other term products will be developed to meet the dynamic and continually changing needs of the market.

Patent Protection

	Patents covering the speed change and/or propulsion mechanism of the Transbar Power System have been obtained and are owned by ABL in the U.S., China, India, Australia, Taiwan, Japan, and Korea, and a patents are pending in Europe and Canada. TRB has the exclusive worldwide licensing rights under all TPS patents, except for Taiwan and South Korea.

TRB Products and Technology

	The TPS technology has many applications. TRB will initially focus on three main product groups; a select line of bicycles, electric bicycles, and two types of ergometers. Other new product lines and licensing opportunities will be pursued through third party alliances.

TPS Bicycle

	TPS bicycles are high quality, sophisticated products that closely resemble conventional bicycles. The TPS bicycle's unique design provides a smooth, up and down pumping, or stepping action which closely resembles the body's natural walking and running motion. This is the most powerful movement a leg can make, reaching a maximum when almost fully extended. TRB's system takes advantage of these biomechanical facts.

	The bicycle's operating principles are relatively simple. The pedal levers travel up and down through the maximum power range that has an arc of 135 degrees. As the lever on one side is depressed, the opposing lever is raised. A full lever stroke or a partial stroke may be applied to propel the bicycle. Lever strokes require far less leg motion than the 360 degree movement required with a conventional bicycle.

	Research conducted by TRB leads management to believe that the TPS bicycle provides a significant increase in propulsion power versus conventional circular pedaling models. The propelling force of the TPS lever is constant, as opposed to the variable, circular ascending and descending crank motion of conventional bicycles. The levers which drive the transbar system do not revolve, and their length can therefore be increased to take advantage of the power of leverage. Since the levers do not revolve, the TPS bike permits greater ground pedal clearance over rough terrain and around turns. Propulsion of a bicycle using the TPS results in significantly greater distance traveled, for a given expenditure of effort, than on the same bicycle using conventional bicycle technology.

                         Prospectus Page 9

	The overall appearance of the TRB bicycle closely resembles that of the conventional bicycle. The major difference between TRB's bike and conventional bikes is the TPS, which has three main components:



TRANSBAR Two opposing bars that are attached directly to the pedal levers. Each Transbar is interconnected by a chain cable to the hub assembly.

REAR HUB A dual ratcheting sprocket which is engaged by chains that connect the two opposing Transbars.

SEE-SAW IDLER   The component allowing for the opposing movement of
                the two Transbars.





	TPS gear changes are always sequential, and the chain is always in line with the drive sprockets making it virtually impossible to "throw a chain," as with conventional bicycles. Changing gears is accomplished by a single, positive shift control as compared to dual levers on a conventional 21 or 24 speed. The pedal lever is attached to the Transbar at a precise angle to allow maximum power transfer from rider to machine.

The TRB BIKE is offered in five (5) models; Mountain Bike(MTB), Leisure Bike, BMX(Children), ATB(all-terrain), and CROSS-BIKE. In mass production, TRB will offer a pedal arm in lengths of either 225mm or 250mm. This will increase the force of each stroke and increase speed considerably compared to the conventional pedal length of 170mm. TRB plans to focus initially on the single action, natural stepping motion in all the bikes with the exception of a 20" JUVENILE BIKE that will be introduced with our proprietary multifunctional pedal action within a 9-12 months train after the TRB rollout. Our tricycle will follow within one (1) year.

   TRB's in house research, consisting of trials on the bicycle and questionnaires responded to by over 100 people indicates that first time riders or the older population like the feel of the TRB BIKE better than a conventional bike. Women like the fact they can wear a skirt with comfort while riding, and those with stiff joints, limited range of motion will attest to the ease of natural motion of TRB BIKE's pedal action compared to that of the conventional bike. The most conventional bikes are not structurally or functionally designed specifically for rehabilitation per se. The "transbar technology" fills a large void in this huge untapped market, especially in the "middle-aged" population. It also is an easier motion for the beginner.

   The transbar configuration in TRB's bike allows the rehabilitating person (a market with growth of 430,000 annually in the US) who uses TRB's bike in a stationary mode (sitting on a stand) to transfer the natural gait motion of 135 degrees from the inside to the outdoor with the same bike (without the stand). TRB will attack the high-end professional rider market in the second phase of our business plan. TRB is conducting care research to verify the speed and efficiency of our racing prototype (i.e., longer pedal arm, therefore greater force stroke).

                         Prospectus Page 10

Fitness/ Home Trainer

TRB's fitness and home trainer was an outgrowth of the Company's experience with physical therapists who used our "outdoor bike" concept of the natural gait motion for their patients. They wanted a graded capability of ROM (Range of Motion) in the stationary bike, as the patient moved from a narrow range of motion to a wider and eventually to the 360 degree, circular motion that they were accustomed to, in typical rehabilitative procedure. TRB's VersiTraniner meets that demand with a training and rehabilitative device that provides six (6) different sets of exercises.

Lever Propulsion-Action
1.  Alternate up and down pumping motion
2.  Simultaneous with both feet parallel to each other
3.  Bilateral-One foot pumps while the other foot rests motionless
4.  One foot pumps 360 degrees while the other foot rest motionless

Conventional Motion-Conventional Rotary Pedal Action
5.  360 degree rotation-conventional bike pedaling-opposed pedals
6.  Parallel pedaling-360 degree rotation

The Versi-Trainer allows an individual to exercise their abdominals, hips (lateral rotators), quadriceps, hamstrings, and gluteus (butt) muscles. All actions are performed in the correct biomechanical positions.

Electric Bike

POWER+BIKE is an outdoor bike that uses the same natural "up-down" motion of all the TRB bicycles but with the ability to, with the twist of the handle, become an electric bike with speed capability of 23mph. TRB's POWER+BIKE is strategically positioned, not specifically for the luxury market, which has three new entries this year Bricklin, Mercedes, and Porsche. All three are designed similar to a moped, are heavy (50lbs or more), and costly, at prices between $1400-$5000. By comparison, TRB's POWER+BIKE is 23lbs, light and efficient enough for the senior citizen and women's market (can be pedaled comfortably in a business skirt or suit) and sleek enough for the "Generation X" market appeal, sophisticated enough for the urban businessman, cool and convenience for the outdoor family and RV enthusiasts, and safe and practical for the recovering heart attack patient who wants to exercise but does not want to be struck too far from home. With a retail cost of $600 and manufacturing costs at $200, along with the added capabilities of folding the POWER+BIKE into a POWER PACK so it can be hung upon the back of a door, TRB's management believes the POWER+BIKE can capture a major market share within this emerging market.

	The marketing strategy for this product is as follows:

	Senior Market over the age of 55:  TRB will focus on the Sunbelt
States: Florida, Arizona, New Mexico, Nevada, California, Texas as well as North Carolina, South Carolina, and Virginia. Organization such as AARP (American Association of Retired Persons) with over 5 million members will be a main target. This market will be cross-prospected by other major pyschographics such Recreational Vehicle and TimeShare enthusiasts.

	Recreation Vehicle Enthusiasts: Reports by the Recreational Vehicle International Association (RVIA) have shown that there are 9 million RVs with 2 1/2 users per RV, making a total of 22.5 million RV enthusiasts. TRB has targeted RV camps in Palms Desert (California), Lake Conroe (Houston), as well as KOA (Campgrounds of America) and Coast-to-Coast Florida, two of the larger leaders in RV and Campgrounds.

                         Prospectus Page 11

	TimeShare Market: There are 2,500 TimeShare Properties. TRB has contacted key sales personnel in a new site and are currently involved in preliminary negotiations to have the TRB POWER PLUS BIKE be a promotional premium when buying a TimeShare unit.

	Universities/Colleges: Nationally, there are 14 million university/ college students. Alenax had set-up a College Campus Student Leader Program in the past with the TPS outdoor bicycle (Alenax), and TRB intends to mimic the same marketing and sales campaign to colleges and universities. TRB will roll-out a similar campaign at a later date to the Prep School market, a market with close to 1 million students.

	TRB will also select large specialty stores, as well as a consortium that sell Health Clubs in over 19 Western States. TRB plans to develop a campaign with International Spa, a professional Spa organization and will exhibit at their international trade show. There are over 2,500 Spas in this organization.

Future Product Development

	The TPS technology has many applications for future products. Some products under consideration include:

1.      wheelchair
2.      adult tricycles
3.      outdoor recumbent (reclining) bicycles
4.      arm/shoulder ergometers

	The outdoor recumbent bicycle has been extremely well received by several Fortune 500 companies, based on a working prototype presented to such companies by Dr. Dennis Colacino, COO of the Ergometer Division of TRB. (See "Management").

The Market

	TRB will focus on four markets in its first year of operation.

Alternative Transportation, Recreation & Leisure, Health & Fitness

	This market is made up of more than 60 million individuals who currently exercise regularly. The TRB products that will appeal to this market are the Versi-Trainer and the outdoor TPS bicycle.

Retail Market

	From 1985 to 1995, the U.S. bike market grew at close to a 6% annual rate. The retail industry has averaged approximately $3 billion annually through the 1980's and is expected to reach $5 billion by 2000. According to the National Sporting Goods Association ("NSGA"), the retail market for home exercise and fitness equipment grew at a compound annual growth rate of 10.5%, from approximately $1.2 billion in 1987 to an estimated $2.5 billion in 1997. The sale of aerobic conditioning equipment, including stair climbing equipment, treadmills, cross country ski exercisers, etc., accounted for $2.0 billion in 1995, or 73.7% of this total. In this industry, the stepper market is the fastest growing segment. The TPS bicycle will be attractive to this segment because it allows the stepper motion and muscle conditioning to be taken outdoors.

                     Prospectus Page 12

Health and Fitness Facilities

	To stay competitive, commercial health and fitness facilities have generally found that they must continue to offer their members state-of-the-art equipment and programs. As a consequence, health and fitness facilities typically will spend increasingly more on equipment just to keep pace. With the number of health and fitness facilities in the U.S. estimated
at 12,500 (IRSA     estimate), there is significant competition among
neighboring clubs that are facing a saturated market. These facilities find they must offer their members every possible means of motivation to keep them coming back. Consequently, health and fitness facilities are driven by the market to respond very quickly to new products. TRB's recumbent ergometer (Versi-Trainer) will offer health club goers the opportunity to combine conventional circular motion with the TPS stepper motion in a single machine.

Senior Citizens

	The senior market is the segment of the population over the age of 50, which includes approximately 64 million Americans (25.6% of the U.S. population). With the aging of the Baby Boomers, this number is going to change markedly over the next two decades. By 2010, it is projected that 96 million Americans (32.1% of the population) will be over the age of 50.

	The aging of the U.S. population, combined with the rapidly escalating cost of health care services, has resulted in an intensifying concern about the efficiency and effectiveness of the U.S. health care system. As a result, there is a growing need for individuals, particularly older adults, to participate regularly in safe, functional and efficient exercise which combines aerobic conditioning and resistance training.

             	Historical and Projected U.S. Population Demographics
			                               (in millions)

                     			 1970       1992       2000       2005       2010

Total Population         204.0      254.8      274.2      286.3      298.9


Population Age 50 & Over  49.9       65.2       75.6       85.0       95.8

% of Total                24.5       25.6       27.6       29.7       32.1

Population Age 65 & Over  20.0       32.1       34.4       35.8       38.8

% of Total                 9.8       12.6       12.5       12.5       13.0


	Historical data from U.S. Department of Commerce. Projected data from Woods & Poole Economics.

	Only recently has the medical community begun seriously to evaluate and appreciate the importance of exercise for older adults. Properly prescribed, exercise can combat the muscular atrophy associated with aging, improve cardiovascular conditioning, and strengthen and protect the body against injury. In addition, exercise can preserve and extend an individual's level of physical independence and quality of life.

                         Prospectus Page 13

	To date, walking has been the number one form of exercise for seniors. Walking is practiced more than twice as much as any other activity, and almost 50% of all seniors walk for exercise on a regular basis. TRB's TPS technology offers these individuals an alternative form of exercise, comparable to walking, that generates better cardiovascular results while using similar muscles with less joint impact.

Rehabilitation & Therapeutic

The Rehabilitation & Therapeutic market consists of four segments: 1) post surgical (i.e. hip and knee), 2) acute injury, 3) individuals with a restrictive ROM (range of motion), and 4) other (i.e. arthritic, biomechanical). There are approximately 500,000 surgeries and 1.5 million hip and knee injuries every year. According to a recent survey conducted by the American Hospital Association, there are approximately 6,600 registered hospitals in the U.S. The following table sets forth, by type of facility, the percentage of hospitals which make use of therapeutic exercise as a form of treatment:



                                   					 Percentage of
Facility                                 U.S. Hospitals(1)

Physical Therapy Services                78.4%
Orthopedic Surgery                       66.0
Occupational Therapy Service             54.3
Outpatient Rehabilitation Unit           48.2
Cardiac Rehabilitation Program           39.0
Comprehensive Geriatric Assessment       20.3
Sports Medical Clinic                    18.2
Fitness Center                           14.6
Inpatient Rehabilitation Unit            13.4
Geriatric Clinic                          8.1

		(1)     AHA, 1992 Annual Survey.

	In addition, according to statistics compiled by the U.S. Department of Health and Human Services, there were approximately 16,000 nursing homes in the U.S. in 1995, with an aggregate total of approximately 1.7 million beds. This market segment, including all categories, exceeds 8 million people. To be successful in this market requires that exercise equipment be both medically sound and appropriate for a wide array of therapeutic applications. Medical institutions are acutely aware of the need for accurate and reliable feedback from the exercise equipment used in the therapeutic process. Product characteristics such as restrictive ROM, precise variable resistance, and the accurate control and measurement of workout intensity are of critical importance.

	The TRB product that will address the needs of this market is the Fitness Versi-Trainer and the TPS bike. Today the major form of therapy for post hip and knee surgery is the conventional stationary bike. The 360 degree fixed stroke is limiting because initial therapy methods limit ROM to less than 120 degrees. This causes a time lag before the conventional 360 degree bike can be implemented.

                         Prospectus Page 14

	The ROM of the TPS is variable and can accommodate all ROM restrictions, which allows patients to begin rehabilitation sooner. The biomechanical design of the TPS also puts less strain on limbs and joints by generating a force along the muscle belly, rather than at the insertion (joints). This enables patients to recover from surgery faster than with current techniques, while reducing the probability of reinjury.

International

	In 1995, worldwide bicycle sales were over $15 billion, equating to over 120 million bicycles sold. Based on historical trends, worldwide sales are expected to grow at a rate of 5% annually over the next five years. The two largest international markets, in units, are China and India, with the U.S. placing third.

	40 million bicycles were sold in China in 1995. Because of China's population and its use of the bicycle as a primary source of transportation, compound five year growth has been over 6%. India's market growth is similar to China. In 1995, 20 million bicycles were sold in India.

	Japan, with approximately 7 million units sold in 1995, represents a market that is skewed toward higher priced bicycles. Europe, if looked at as one market, is similar in both dollars and units to the U.S.; however, the number of bicycles per capita is double that of the U.S. (55 bikes per 1,000 people in Europe versus 25 in the U.S.)

	The international market offers TRB a tremendous opportunity in producing short term and long term revenue with its TPS products.

Distribution Methods of the Products or Services

Marketing Plans & Products

	Currently, bicycles are sold mainly through retail outlets and specialty bike shops; while institutional exercise equipment is sold through trade shows, magazines and direct mail. The bicycle industry has seen many significant changes over the past decade in how products are distributed. TRB intends to take advantage of the newest techniques. The Company's long-term strategy is to sell through a network of specialized bike and sporting goods shops.

	In the near term, however, the Company, plans to hire The Sawtooth Group, a privately held advertising and new products consulting company established in 1988, having over 80 employees, and having as some of its major clients Sandoz, Tetly USA, AT&T and Radisson- Seven Seas, to begin to promote ergometers, electric bicycles, and bicycles through a variety of media, i.e. infomercials on cable television and general television commercials. TRB will establish market awareness through such direct marketing and will generate cash flow. For the line of ergometers, TRB plans to investigate possible alliances with existing sporting goods manufacturers. The Company anticipates that after brand awareness and an established corporate image have been achieved, TRB will be able to market its bicycles, ergometers and electric bicycles through a network of bike retailers, in accordance with the Company's long term strategy.

                         Prospectus Page 15

Manufacturing/Technology Licensing Agreements

	In order to gain access to international and domestic markets, TRB's products will be manufactured through contracts with existing manufacturers around the world. Licensing and marketing agreements will be established with capable individuals and enterprises in selected markets. Ongoing royalty fees will also be received from licensees. These royalties are 6% in the first year, 5% in the second year, and 4% thereafter, with a minimum royalty payment per year (see table below) TRB's licensing agreement requires the licensees to meet minimum volume and quality standards. The quality standards refer to obligatory training in the products and their maintenance as well as customer service, which TRB shall monitor through comment sheets, and tracking complaints.

	The royalty/volume requirements are presented below:

                            1st Year         2nd Year         3rd Year
                            Min. Royalties   Min. Royalties   Min. Royalties
Country

India                        $100,000        $220,000         $350,000

Benin/Nigeria                 $15,000         $25,000          $40,000

Ivory Coast &                 $10,000         $10,000          $10,000
5 other countries

Tanzania                      $10,000         $20,000          $30,000

Vietnam                       $10,000         $20,000          $30,000


	 Moreover, the agreement also provides that any product enhancement developed by TRB's licensees becomes the property of TRB.

	TRB is manufacturing its proprietary parts through a non-exclusive relationship with Kun Teng Industries (Taiwan) to produce medium and high\end bicycles, and plans to use Sino-Danish Enterprises Co., Ltd.(China) as a supplier of proprietary parts and assembled bicycles in the lower price ranges. Sino-Danish is now ready to begin mass production and TRB has received a line of credit in China for $2 million to support these production plans.
	International licensing and marketing agreements have been reached with licensees for a total of $1,125,000 from the Ivory Coast Tanzania, Benin/Nigeria, Vietnam and India, and payments totaling $210,000 have already been received, as well as $10,000 for the right of first refusal to be the licensee in Canada. In addition, TRB is negotiating agreements with a potential licensee in China. Under the terms of the Chinese license proposal, Sino-Danish Enterprises Co., Ltd. will sell a minimum of 100,000 bicycles in the first year. Sino-Danish intends to achieve its sales goals by advertising the product throughout China on television during prime time hours, for one full year. TRB expects to sign this agreement, thereby granting Sino-Danish with an exclusive sales and marketing right for China.

	TRB's ergometers are currently ready for mass production by Pretty Wheel Ind. Co., Ltd., a leading sports equipment manufacturer based in Taiwan.

                        Prospectus Page 16

Competitive Business Conditions and Competitive Position in the Industry and Methods of Competition

There is no direct competition for the products offered by TRB. The general competition is the bicycle industry, which is, as aforementioned, differentiable from the TRB product line.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

TRB uses commercially available raw materials, and does not foresee any shortage in supply. No Supplier accounts for greater than 5% of the raw material needs of TRB.

Dependence on One or a Few Major Customers

	No customer of the Company accounts for more than 5% of its business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

Licenses

TRB has an exclusive license, as aforementioned, for the worldwide distribution, manufacture, and sale of the TPS system from ABL, the patent holder.

Other Intellectual Rights

	No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by the Company.

Need for Any Government Approval of Principal Products or Services

	To the best of the Company's knowledge, there are no special requirements for government approval of its principal products or services, not generally applicable to normal business operations.

Effect of Existing or Probable Governmental Regulations on the Business

	The Company is unaware of any probable regulation of its business, other than as will apply to businesses in general.

Estimate of the Amount Spent During Each of the Last Two Fiscal Years on Research and Development Activities, and if Applicable the Extent to Which the Cost of Such Activities are Borne Directly by Customers

	During the past two years TRB spent approximately $111,100 on R&D, all of which will be borne by the customer as reflected in the price of the products of TRB.

Costs and Effects of Compliance with Federal, State and Local Environmental
Laws

	The Company, is not aware of any expenses directly attributable to compliance with federal, state or local environment laws or regulations.

                         Prospectus Page 17

Number of Total Employees and Number of Full Time Employee

	The Company has 4 full time employees, and no part time employees.

Description of Real Estate and Operating Data

	The Company currently rents approximately 500 square feet for its staff, at 4 Becker Farm Road, in New Jersey. As well the company has 2,500 square foot R&D facility in Taiwan, with a rent of $12,864 per anum.

	Management is of the opinion that its current facilities are adequate for its immediate needs. As the Company's business increases, additional facilities will be required, however the current facilities are expected to suffice until after December 31, 1998.

Equipment

	The fixed assets of the Company as valued for accounting purposes have a depreciated book value of $667,365, and an non-depreciated book value of $758,275. The assets are principally comprised of tools and dies for the manufacture of the components for the TPS system.

Investment Policies

	The Company has no investment policies with respect to investments in real estate or interests in real estate or investments in real estate mortgages.

Litigation

	The Company is not a party to any material litigation.

Operating Subsidiaries of the Company

	The subsidiary of the Company generates all revenue for the Company, and the discussions and tables referring to operations in this prospectus refer to the revenues generated by the subsidiary.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

	The following discussion and analysis relate to factors which have affected the financial condition and results of operations of the Company for the nine months ended March 31, 1998 and the two fiscal years ending
June 30, 1997, and 1996.

	On April 18, 1997 the Company purchased 100% of all the outstanding shares of TRB, as fully described in Material Events, below. As a result of the aforementioned transaction, the Company. gained TRB, whose activities are fully described herein.

Discussion of Financial Information

	TRB is the active operating entity, producing, marketing, manufacturing, and supporting the products of the Company. The Company has no active income save for the activities of TRB. Therefore, the financial information regarding the parent company and its subsidiary are presented on a consolidated basis. The comparative data (pro-forma) for the period ending March 31, 1997 is sole that of the Subsidiary.

                         Prospectus Page 18

	TRB is a development stage company, anticipating active production of bicycles to commence in the fourth quarter of the current fiscal year which ends on June 30, 1998, and sales to commence in the first quarter of the next fiscal period. International licenses for marketing TRB's products totaling $1,125,000 have been granted to the Ivory Coast, Tanzania, Benin/Nigeria, Vietnam and India, and payments totaling $210,000 have already been received, as well as $10,000 for the right of first refusal to be the licensee in Canada (the details of the license agreements, as well as the payment and royalty arrangements are fully discussed in "Manufacturing/ Technology Licensing Agreements" at page 15 of this Prospectus). Management felt that until bicycles were shipped to the licensees and active production and sales commenced, the sale of licenses could not be deemed a source of revenue, and the money collected to date is a liability of the company until bicycles are actually shipped.(See Financial Statements, Balance Sheet, Liabilities, and the associated footnote).

	For the fiscal year ended June 30, 1997, the nine month period ended March 31, 1998, and the 9 month period ending March 31, 1997, there were no revenues. During the fiscal year ending on June 30,1996, revenues were $161,354, cost of goods sold was $146,363, and gross profit was $14,982 from the sale of 1060 bicycles at an average price of $152. These bicycles were a limited production run sold in Korea as a test market for the products to measure market acceptance and performance. To date, none of the bicycles have had any major component damage or been returned to TRB.

        The overall loss during the development period to the end of March 31, 1998 was $1,560,193, with losses during the 9 month period ending March 31, 1998 being $329,157 as compared to $370,802 for the nine months ending March 31, 1997. Losses for the fiscal year ended June 30, 1997 were $454,384, and a loss of $214,617 was reported for the fiscal year ended June 30, 1996. Expenses were $329,301 for the nine month period ending March 31, 1998 as compared to $371,302 for the same period during the previous fiscal year, and $454,443 for the fiscal year ended June 30, 1997 as compared to $229,734 for the year ended June 30, 1996. For the development period to March 31, 1998, expenses were $1,575,632, with the major costs were consulting fees, R&D, and professional fees. In the nine month period ended March 31, 1998, depreciation, show expenses, and promotion accounted for approximately 1/3 of the expenses of the Company. The show expenses were incurred at the Atlanta Supershow, where the TRB product line was publicly introduced. The expenses were in line with those for the same period during the previous fiscal year. Generally, the expenses from the fiscal period ended June 30,1997 and the nine month period ended March 31, 1998 remained relatively constant, with the travel expense being the only key variance. This variance was due to travel to Taiwan and China to set up the manufacturing facilities and terms of the manufacturing agreements. The key variances between the development period to March 31, 1998 and the fiscal year ended June 30, 1997 were the consulting expenses, commissions, officers salary and depreciation. These were, except for consulting fees, indicative of the Company preparations for emerging from the development stage in the coming fiscal year, and reflect the anticipated future expenses that the company should approximate from year to year.

	The cash and investment certificate position of the company was $828 on March 31, 1998 as compared to $8,091 on March 31, 1997. On June 30, 1997 the cash position was ($18,106) as compared to $205 on June 30, 1996. Current assets, as a whole, increased from $1,894 on June 30, 1997 to $17,828 on March 31, 1998.

Material Events

Acquisition of TRB

	On April 18, 1997, in exchange for 9,750,000 shares in the common stock of Company, 100% of the stock in TRB was sold by Motion Plus International, a Delaware Corporation, its owner, to the Company.

                        Prospectus Page 19

Liquidity

	Management believes that the Company has the cash funds and necessary liquidity to meet the needs of the company over the next year, assuming sales and development efforts conform to the standards historically set (See table on page 15 for minimum royalty payments). Primarily, as TRB is now ready to deliver bicycles, liquidity needs will be met through the sale of bicycles internationally. This will be done on a letter of credit basis, and through credit arrangements with the manufacturers in China, who have given TRB a $2,000,000 line of credit to apply against orders for bicycles. As well, royalty payments will become due from the distributors and licensees. On March 1, 1998 American distributors will be given all material necessary to commence domestic sales.


              However, to fully maximize the potential presented by the TPS technology, management believes that approximately $10,000,000 will need to be raised. The funds will be primarily used to increase the marketing effort and for the production of marketing material, maintain domestic inventory levels, as well as the continued development of the TPS technology. It is felt that the money will be utilized over a three year period. In the event only part of the funds are raised, then it will be allocated to marketing and inventory stockpiled to meet anticipated domestic demand. The money will likely be raised through private placements of shares. In the event the funds are not raised, TRB will continue with its sales activities, and, management believes, meet its liquidity demands. The funds, as noted above, are for increased activity and sales, not for primary liquidity demands.

Current Plans

	The key events that are anticipated by management to occur over the next year are the aggressive marketing of TPS based bicycles by the licensees and through active infomercial campaigns, as well as the aggressive sales of licenses for territorial exclusivity in the sale of TRB products. As well, TRB is ready to deliver its bicycles to the current licensees, and plans to aggressively market its products through its licensees.

Accounting Policies and Procedures

	The Company follows generally accepted accounting principles in preparing its financial statements, and has audited statements produced annually, with its quarterly statements produced by its management and accountants.

Revenue Recognition

	Revenue is recognized using the accrual method of accounting.

Statements of Cash Flows

	Statements of Cash Flow are prepared quarterly, on a consolidated basis, using generally accepted accounting principles and guidelines.

Inventory

	The Company keeps minimal inventory, manufacturing goods in response to orders.

                        Prospectus Page 20
Fixed Assets

	Fixed assets are valued based on their depreciated value. Depreciation is calculated using the straight line method.

Production Inventory

Low levels are kept, and ordered as manufacturing orders are received.

Principles of Consolidation

	All Financial Statements are produced on a consolidated basis, as the subsidiary, TRB, accounts for all operating revenue of the Company.

Income/Loss Per Share

	The Computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Statement Re Computation of Earnings Per Share

	The Company has a simple capital structure as defined by APB Opinion Number 15. Accordingly, earnings per share is calculated by dividing net income by the weighted average shares outstanding.

Provision for Income Taxes

	Provisions for income tax are computed quarterly using the guidelines as defined in the Federal and State Statutes.

The Company's Immediate Capital Requirements

	The Company requires about $10,000,000 to continue the growth and market penetration of its TPS products and its R&D (For discussion, See "Liquidity").

CONFLICTS OF INTEREST

	Byung Yim is the sole Executive Officer and director of the Company, and as such has a majority of the votes on all matters which the Board will
vote upon the next annual meeting of the Company's Stockholders.   He, and
members of his immediate family also hold or control a majority of the Company's outstanding common stock. Because the Company's sole officer and director will be voting upon matters of personal interest to him (e.g., salaries, bonuses and other benefits), the outcome of such votes will not be based on arm's length negotiations. While the Company's current officer intends to exercise fairness in determining their compensation and all other matters, there can be no assurance that the Company would not have negotiated more favorable arrangements had persons other than its current officer been responsible for ultimate determinations.

                        Prospectus Page 21
MANAGEMENT

Directors and Executive Officers

	The following sets forth the names and ages of all the Directors and Executive Officers of the Company, positions held by such person, length of service, when first elected or appointed and term of office.


                            				First Elected
Name                    Age     or Appointed/Term       Position
Byung D. Yim            55      April 18, 1997          President



Biographies of Directors, Officers and Director Nominees

Byung D. Yim,  Chairman/CEO

	Mr. Yim's responsibilities include long term vision and international development. He was the founder of both ProMaster Corp. and Alenax Corp.
He directly managed the development and prototype manufacturing, market research and business planning for Transbar Power System products in the past. Mr. Yim has experience with the U.S. import/export business, marketing and distribution of products from the Far East. He was the exclusive Middle Eastern distributor of perma stamp lines of Johnson Wax products. Mr. Yim's experience in the bicycle industry is extensive, including having been the exclusive sales and distribution agent for Upstate New York and Eastern Pennsylvania for H.J. Sports, Inc., the exclusive agent for the third largest bicycle manufacturer in Japan. Mr. Yim is a graduate of Han Yang University with a B.A. in Nuclear Engineering and Electronics. For the last five years Mr. Yim served as president of TRB Systems, Inc., and its predecessor, Alenax Corp., devoting his full time to the bicycle industry and developing and bringing the TPS technology to market.

Augustine Rheem,  Chief Operating Officer, Bicycle Division

	Mr. Rheem's duties include the overseeing of all day to day operations, design and manufacturing projects, quality control, and overall marketing and sales strategy and implementation of the bicycle division.

	Mr. Rheem holds a graduate degree in Business Administration, and brings to the Company a wealth of experience in the Bicycle marketing field. He has been directly involved in the manufacture of bicycles, having owned and operated his own bicycle assembly plant in New Jersey. Mr. Rheem was also the exclusive sales and marketing distributor for Maruish Cycle Co., the third largest Japanese manufacturer of bicycles. Overall Mr. Rheem has over 25 years of national and international experience in all facets of the bicycle and sporting goods industry, including sales/marketing, general management, and product development. For the last five years Mr. Rheem has been with Leisure Dynamics Corp., a New Jersey company, involved in the sale of sporting goods. He is 61 years of age.

Dr. Dennis Colacino, Chief Operating Officer, Ergometer and Exercise
    Equipment Division

	Dr. Colacino's duties include the day to day running of the ergometer and exercise equipment division, with full responsibility for the performance of this division, including overall sales and marketing strategies and implementation.

                        Prospectus Page 22

	Dr. Colacino has over 25 years working in the preventive medicine, rehabilitation, and fitness field. His earlier work focused on cardiac rehabilitation, as Executive Director of Life Clinic (Brandon, FL) and designer and Executive Director of HEART, a cardiac rehabilitation and physical therapy facility of New York Medical. He remains a professor of Preventive Medicine at New York Medical.

	For 12 years, Dr. Colacino designed and managed the Cardiovascular Programs at Texaco and PepsiCo., overseeing the health and fitness for 150,000 employees at PepsiCo. From 1986 to the present, he has been President of the Colacino Group which helps companies with start-ups, marketing and sales. During this time, he has developed proformas and strategic planning, negotiated contracts, and developed products and equipment with the major companies in the sports and fitness industry.

        As a founder and member of the Board of Trustees of the Association of Fitness in Business, Dr. Colacino remains active in the health care field. Presently, he serves on many boards.

	Dr. Colacino is a graduate of Western Washington State College.
He has a Masters degree from the University of Mexico in Physical Education, and a Ph.D. from the University of Wisconsin in Physiology. He is 53 years old, and for the last five years has acted as an independent consultant in the fitness and health field.

Amelia B. Eclavia,  Chief Financial Officer

	Ms. Eclavia's responsibility is to oversee the financial health ofTRB.

	Ms. Eclavia is a CPA, holding a Bachelor of Science Degree in Business Administration. She was Senior Accountant at Thompson Professional Publishing and Information Technology from 1973 to 1996. In late 1966 she formed her own consulting company and joined TRB in May of 1997. This company is the operating unit in the United States of Thompson Corporation, a multi-billion dollar, multi-national corporation. Her duties involved the preparation of financial statements for the company president, management of the royalty system, accounting for short term investments, supervision of Accounts Payable, and the analysis and control of Accounts Receivable. Prior to this position, from 1971 to 1973 Ms. Eclavia was Assistant Controller of Genesee Management Corporation, managers, owners, and developers of multi-million dollar real estate projects. Her tasks included the preparation of financial statements, budgets, cash flow analyses, and the supervision of the staff accounting clerks.

	Ms. Eclavia has a wealth of experience in managing the finances of major corporations, as well as in leveraged buy-outs, acquisitions, and divestitures, and will bring a useful insight to TRB. She is 57 years old.

Marn T. Seol,  Vice-president, R&D

        Mr. Seol is 59 years old and is the inventor of both "propulsion mechanisms for lever propelled bicycles", and "multi purpose transmission mechanisms for bicycles". Mr. Seol began pursuing his interest in designing bicycles in 1976 by opening Dong Yang Industrial Co., Ltd. in Korea. In 1983 he joined forces with Mr. Yim, and since that time has worked for Mr. Yim in developing the research and development division of his companies, and has worked for TRB since its inception.

	Mr. Seol will be responsible for overseeing the design and technological advancements in all TRB product lines, as well as directly involved in developing new products and product lines.

Family Relationships

	Augustine Rheem and Byung Yim are brothers.

                        Prospectus Page 23

Involvement in Certain Legal Proceedings

	During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the Company has been a party to or the subject of:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated.

Compensation

Compensation of Directors

Standard Arrangements

	All members of the Company's board of directors are paid a per diem fee of for attendance at meetings of the board of directors and committees thereof. In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at the Company's expense. At such time as adequate funds are available, all director (and officers) of the Company will be covered by liability insurance. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements (e.g., long distance telephone, postage, etc.).

Other Arrangements

	Neither the Company nor any of its subsidiaries have any other arrangements to compensate its directors.

Employment contracts, termination of employment & change-in-control arrangements

	The Company does not have any compensatory plan or arrangement, including payments to be received from the Company, with respect to a named executive officer that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change-in-control of the Company or a change in the name executive officer's responsibilities following a chance-in-control, which, including all periodic payments or installments, exceeds $100,000.

	Mr. Yim was entitled to a salary of $50,000 during the fiscal year ending June 30, 1997. As well, he was provided with an automobile and operating expenses for the said automobile were paid on his behalf. The value of this was $4,370.

                        Prospectus Page 24

        It is anticipated that Mr. Yim will draw a salary of $50,000 during the fiscal year ending June 30, 1998, although no salary was drawn in the first three quarters of the fiscal year. Automobile expenses for the car provided to Mr. Yim by the Company were $3,482.

	Prior to the 1996 fiscal year, Mr. Yim took no salaries, and infused $163,126 into the TRB. In lieu of the repayment of the loan, and charging the company for salaries not claimed in previous years, Mr. Yim was issued 500,000 shares in the capital stock of the Company.

                          SUMMARY, COMPENSATION TABLE

               Annual Compensation     Awards               Payouts

                                         Other  Rest-
                                         Annual ricted
                                         Compen Stock  Aw-  SU   SA
Name and                                 sation        ards OP   RS LTIP Other
Position    Year*  Salary  ($) Bonus ($)     (#) ($)   __  ($) __($)
Byung YIM** 1998+  0++             0    3,482*** ****   0   0  0  0      0
Byung YIM** 1997   50,000          0    4,370*** ****   0   0  0  0      0
Byung YIM** 1996   0               0   11,302***  0     0   0  0  0      0

+       Three Quarters ended March 31, 1998
++ It is anticipated that $50,000 will be drawn by the end of the fiscal year, dependent upon the cash position of the company.
*       Fiscal Year Ending
**      President, CEO, and Sole Director
***     Automobile Expenses
**** Received 500,000 shares of common stock in the Company in lieu of $163,126 loaned to the Company as Operating Expenses in 1994-1996, and in lieu of Executive Compensation for the same years, during which he did not draw a salary.

Resignations of Officers and Directors

	In conjunction with the acquisition of TRB, the Company's then serving officers and directors agreed to resign in favor of persons designated by Mr. Byung Yim. In conjunction therewith, all of the Company's officers and directors resigned during April, 1997.

CERTAIN TRANSACTIONS

	The following information pertains to all transaction during the last two year, or proposed transactions, to which the Company was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest: any director or executive officer of the
Company: any nominee for election as a director; any principal security holder listed below; and, any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons.

              Relationship   Nature of Interest    Amount of       Fiscal
Name          to Company     in the Transaction    Interest        Year Ending

Byung Yim*    President and  Conversion of         500,000         1997
       	      Sole Director  loan to equity *      Shares

Byung Yim*    President and  Salary and funds      $55,000**       1997
       	      Sole Director  advanced to TRB

                        Prospectus Page 25

* Mr. Yim was owed $163,126 for monies advanced to TRB, and drew no salary during the development period. The 500,000 shares represent the retirement of the liability and recognition of salary for the years 1994-1997.

** Mr. Yim did not draw his salary during the fiscal period ended June 30, 1997 or the quarter ended September 30, 1997, and the director's loan (See "Financial Statements") reflects the company's indebtedness to Mr. Yim for $13,128 advanced to TRB and for his salary.

Parents of the Company

	The following table discloses all persons who are parent of the
Company (as such term is defined in Securities and Exchange Commission
Regulation C), showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent if any.
                                                Percentage      Other
					                                          	of Voting       Basis
                        Basis for               Securities      For
Name                    Control                 Owned           Control

Motion Plus Int'l.
Corporation(MPI)        Share Ownership         86%             None

NOTE: Motion Plus International Corporation is controlled by Byung Yim, the president of the Company, and his children. Mr. Yim's children, Alexander B. Yim (age-21)and Lena B. Yim (age-19), hold 39% interest in MPI each. Mr. Yim has a 20% interest in the Corporation, and the remaining 2% is held by Hee J. Yim. Alexander and Lena Yim reside at 595 Windflower Court, Morganville, NJ 07751.

Transaction with Promoters, if Organized Within the Past Five Years

	There have been no transactions with Promoters over the past five years.

                       PRINCIPAL STOCKHOLDERS

	The following sets forth the security ownership of Management of the Company and any holders of the Company's common stock known to own 5% or more of the Company's issued and outstanding common stock, as of September 30, 1997.

PRINCIPAL STOCKHOLDERS

	As of the date of this Prospectus, the following persons (including any "group" are, based on information available to the Company, beneficial owners of more than five percent of the Company's common stock (its only class of voting securities):

Title           Name and                        Amount and
Title           Address of                      Nature of       Percent
of              Beneficial                      Beneficial      of
Class           Owner                           Owner           Class
Common          MPI*                            9,750,000       86%
Stock                                           Shares

NOTE: Motion Plus International Corporation, 4 Becker Farm Road, Roseland, NJ 07068 is controlled by Byung Yim, the president of the Company who resides at 21 Hutton Ave., Apt. 3, West Orange NJ 07025, and his children. Mr. Yim's children, Alexander B. Yim (age-21)and Lena B. Yim (age-19), hold 39% interest in MPI each. Mr. Yim has a 20% interest in the Corporation, and the remaining 2% is held by Hee J. Yim. Alexander and Lena Yim reside at 595 Windflower Court, Morganville, NJ 07751.

                        Prospectus Page 26

SECURITY OWNERSHIP OF MANAGEMENT

	As of the date of this Prospectus, the following table discloses, as to each class of equity securities of the registrant or any of its parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and directors and executive officers of the registrant as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission Rule 13(d)(1).

                Name and                        Amount and
Title           Address of                      Nature of       Percent
of              Beneficial                      Beneficial      of
Class           Owner                           Owner           Class
Common
Stock           Byung Yim                       9,750,000*      86%*

Common
Stock           Byung Yim                       500,000**       4.3

* Motion Plus International Corporation, 4 Becker Farm Road, Roseland, NJ, 07068 owns 86% of the stock on the Company and Byung Yim, the president and sole director of the Company who resides at 21 Hutton Ave., Apt. 3, West Orange, NJ 07025, has a 20% interest in MPI.

** Mr. Yim Received the shares as compensation for funds loaned to the Company between 1994-1996 and in lieu of salary which he did not draw during those years ( See "CERTAIN TRANSACTIONS", at Prospectus page 24.)

                          COMMON STOCK

	The Company is authorized to issue 30,000,000 shares of Common Stock, with a par value of $.001. Immediately prior to this offering 11,925,626 shares of Common Stock were outstanding and held of record by more than 274 persons as of March 31, 1998. The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock currently is not redeemable and has no conversion or pre-emptive rights. The Common Stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable.

	In the event of liquidation of the Company's assets available for Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and the holders of the Company's senior securities. The Company may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.

                        TRANSFER AGENT

	The transfer agent for the Company's Capital Stock is Continental Stock Transfer Company of New York.

                          Prospectus Page 27


                      SHARES ELIGIBLE FOR FUTURE SALE

	Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a one year holding period.

        There are 44 shareholders holding 11,081,628 shares which will be eligible for sale in October of 1998, pursuant to fulfilling the terms as set down in Rule 144.

                        ADDITIONAL INFORMATION

	The foregoing statement is a summary of the rights and privileges of the holders of the Company's Stock. It does not purport to be complete and is subject to the provisions of the Delaware General Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, the rules, regulations and bylaws of the National Association of Securities Dealers, Inc.. The foregoing statements are qualified in their entirely by such references.

	PLAN OF DISTRIBUTION
GENERAL

	The Shares registered by the Registration Statement of which this Prospectus is a part are being registered as a result of demand registration rights granted by the Company to the Selling Stockholders. at the time that Selling Stockholders subscribed for the subject securities. (For a complete discussion of the Selling Shareholders, SEE: "SELLING SHAREHOLDERS" at page 28).

	The Selling Shareholders will sell their stock from time to time in the public forum, at the prices then prevailing. The Shares will be sold through broker/dealers, at market prices with customary commissions being charged. It is anticipated that the broker/dealers will sell the shares based on a "bid" price for the said shares in the public forum, and the broker/dealers will not act in an active manner soliciting parties to purchase the shares, either in the public forum or privately. It is anticipated that this will be the sole manner in which the shares will be sold.

The Company undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus.

	Although there is no current market for the shares, and they are not currently traded in the public market, it is anticipated that the shares will be registered and sold on the NASDAQ Bulletin Board System within 1 month of the effective date of the Registration Statement of which this Prospectus forms a part.

	It is also anticipated that the shares may be sold on a trading forum for the shares of small emerging companies owned and operated by NIPHIX INVESTMENTS INC., within 30 days of the effective date of the Registration Statement of which this Prospectus forms a part.

  shares will be returned, and the right of rescission is more one of strict compliance and form, rather than a right which will be relied on by any shareholder of Alpha Bytes. In the event no shares are returned, the returned, the
 Selling Shareholders are those parties listed in the Table on page 48.
 In the event any shares are returned, Alpha Bytes has indicated that it will be the Selling Shareholder for the said shares, and the Company will file any documents necessary to give effect to the registration of the said shares.

	Alpha Bytes, Inc., its subsidiaries, and shareholders had no interest in the Company, its subsidiary, or any business or personal relationship with any shareholder of the Company or itthe total investment in TRB for the year was less than the maximum allowed by the rule. The holdings accounted for less than 0.5% of the outstanding shares of the Company( See table and footnotes at page 48, et seq.).

	Alpha Bytes subsequently issued the shares as a dividend to its shareholders on October 2, 1997. As the shares were free trading and fully paid for, and the distribution was to its own shareholders for no consideration, Alpha Bytes felt that the shares were exempt from registration as free trading shares. However, the Company feels that there was a potential violation of Section 5 of the Securities Act of 1933 as well as the various State rules for the sale of shares, and it was decided that Alpha Bytes would treat the transaction as if the violations had occurred. For this reason, Alpha Bytes will offer its shareholders a 30 day right of rescission (the maximum period required by any of the states in which shareholders of Alpha Bytes reside (see table on page 48 for States)), commencing on the date of the filing of the Registration Statement of which this prospectus forms a part. Alpha Bytes has informed the Company that it will retain any shares that are returned. Both Alpha Bytes and the Company feel that as there was no consideration for the said shares, none of the shares will be returned, and the right of rescission is more one of strict compliance and form, rather than a right which will be relied on by any shareholder of Alpha Bytes. In the event no shares are returned, the returned, the right of stockholders to sue Company officers, directors and agents.

                        Prospectus Page 29

  In addition, the Company's employment agreements with its officers all require the Company to defend the contracting parties against all liabilities resulting from their association with the Company, to the greatest extent legally permitted.

	Insofar as indemnification for liabilities arising under the Securities Act Of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                        LITIGATION

	The Company is not a party to any material pending legal proceedings.

                        LEGAL OPINIONS

	Charles C. Khym, Esquire, attorney at law, has rendered his opinion that the shares of Common Stock reserved as described herein when issued will be validly issued, fully paid and non-assessable, and that future purchasers thereof will not be subject to personal liability as a result of their ownership thereof.

                        EXPERTS

	The audited financial statements of the Company appearing in this Prospectus and in the Registration Statement have been examined by chartered accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report the authority of such firm as expert in auditing and accounting.

                       FINANCIAL STATEMENTS
                      (See following pages)

                        Prospectus Page 30

                       TRB SYSTEMS INTERNATIONAL INC.

                       Consolidated Financial Statements and
                            Accountant's Audit Report
           For the Fiscal Years Ended June 30, 1997, June 30, 1996, and for the Fiscal Quarters ended March 31, 1997, and March 31, 1998

                        Prospectus Page 31


                      TRB SYSTEMS INTERNATIONAL INC.

      		      CONSOLIDATED FINANCIAL STATEMENTS



                            TABLE OF CONTENTS
   ______________________________________________________________________

                                               						 Prospectus
						                                                Page

Accountant's Audit Report                             32

Financial  Statements:

Balance Sheet                                         33

Statements of Operations and Retained Earning         34

Statement of Stockholder's Equity                     36

Statements of Cash Flows                              39

Notes to Financial Statements                         41


______________________________________________________________________

                        Prospectus Page 32


Stan J.H. Lee & Co. , CPA, CMA                Tel) 201-944-7246
440 West St. 3rd Fl.                          Fax) 201-944-7759
Fort Lee, N.J. 07024-5058                     E-Mail) sierra5533@aol.com




                      INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Shareholders of
TRB Systems International Inc.
Roseland, New Jersey


We have audited the accompanying consolidated balance sheet of TRB Systems International Inc. as of March 31, 1998, March 31, 1997, June 30, l997, and June 30, 1996, the consolidated and pro forma related statement of operations and retained earnings, consolidated statement of stockholders' equity and consolidated and pro forma statement of cash flows for the periods then ended, and the Cumulative from inception Statement of Operations and Statement of Cash Flow.

We conducted our audits in accordance with generally accepted auditing standards. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TRB International Inc. at the dates abovementioned, and the results of its operations and its cash flow for the periods then ended in conformity with generally accepted accounting principles.



_______________________
Stan J.H. Lee, CPA

October 31, 1997
Fort Lee, N.J.

                             Prospectus Page 33

                           TRB SYSTEMS INTERNATIONAL INC.
                             CONSOLIDATED BALANCE SHEET
            NINE MONTH PERIOD ENDING MARCH 31, 1998, MARCH 31, 1997
             AND FISCAL YEARS ENDING JUNE 30, 1997, JUNE 30, 1996
                               (Notes 1,2,3,4)

                                             PRO-
                                             FORMA
                                   3/31/98   3/31/97   6/30/97     6/30/96
ASSETS

CURRENT ASSETS:
Cash                                $828      $8,091   ($18,106)      $206
Accounts recievable- other         9,500      12,500     12,500          0
Inventory                          7,500       6,994      7,500      6,994
                                  17,828      27,585      1,894      7,200
OTHER ASSETS:
Prepaid expenses (Note 5)         27,267      14,547     24,407     14,547
Property & equipment- (Note 6)   667,365           0    539,561          0
Organization costs, net of
accumulated amortization-
(Note 7)                          44,147      63,027     63,027     75,182
Security deposits                  1,043       1,043      1,043          0
                                 739,822      78,617    628,038     89,729

TOTAL ASSETS                    $757,650    $106,202   $629,932    $96,929

LIABILITIES:

CURRENT LIABILITIES:
Accounts payable and accrued
expenses (Note 8)                222,441     179,000    195,192    455,215
Accrued corporation income
tax payable                            0           0        249          0
Obligation Payable to
distributors                     220,000     220,000    160,000    190,000

Loans from individuals (Note 9)  190,530     259,000    259,000          0
Director's loan (Note 9)         104,128      55,000     55,000    218,126

TOTAL LIABILITIES                737,099     713,000    669,441    863,341

SHAREHOLDER'S EQUITY:
Common stock, $.001 par
value  (Note 10)                 $11,926     $11,841    $11,863     $9,750

Additional paid-in-capital     1,568,818     528,815  1,179,664        490
Retained earnings (Deficit)   (1,560,193) (1,147,454)(1,231,036)  (776,652)
Total shareholders equity
(Deficit)                        $20,551   ($606,798)  ($39,509) ($766,412)
TOTAL LIABILITIES AND
SHAREHOLDERS EQUITY             $757,650    $106,202   $629,932    $96,929

See accompanying notes which are an integral part of the Financial Statements.

                                 Prospectus Page 34

                           TRB SYSTEMS INTERNATIONAL INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
              NINE MONTH PERIOD ENDING MARCH 31, 1998, MARCH 31, 1997
             AND FISCAL YEARS ENDING JUNE 30, 1997 AND JUNE 30, 1996

                                CUMULATIVE            PRO-
                                INCEPTION-            FORMA
                                TO 3/31/98  3/31/98   3/31/97  6/30/97  6/30/96
SALES                             $161,354       $0        $0       $0 $161,354
COST OF SALES                      146,363        0         0        0  146,363
GROSS PROFIT                        14,982        0         0        0   14,982
OPERATING EXPENSES:
Promotion expense                   29,275   25,000         0        0    1,484
Consulting                         236,633    4,163    76,600   97,000   38,000
Commission                          56,780   12,198    36,782   29,582   15,000
Research & Development (Note 11)   355,338        0    29,600   29,600   81,494
Professional fees
Stock issuance and transfer        114,227   18,063    27,164   46,164        0
service                              6,285    6,285         0        0        0
Show and Exhibition                 55,375   55,375         0        0        0
Travel                              45,135   19,643     1,790   13,979    4,511
Business gifts                       2,329        0         0        0    1,791
Meals & entertainment               53,948   10,764         0    6,918    6,086
Auto expense (Note 12)              52,681    3,482     3,840    4,370   11,302
Corporation taxes                      366        0         0        0      366
Officer's salaries                  50,000        0    50,000   50,000        0
Payroll taxes                        5,857        0     5,857    5,857        0
Leasing expense                     24,155    7,330    16,825   16,825        0
Rent (Note 13)                      20,898    4,837     4,810    5,395    5,249
Telephone                           35,183    7,643     5,304    7,298    6,062
Office                              81,393    7,721    16,282   17,795   14,270
Supplies                             3,345    3,345         0        0        0
Insurance expense                    8,364    2,638     2,925    2,925    1,289
Bank charges                         9,675    2,917     2,041    2,611    1,827
Postage                              5,766    1,934     1,350    1,798      580
Miscellaneous                        6,697        0         0    2,762    5,504
Sample charges                       2,866        0         0        0        0
Interest expense                    19,468        0         0        0   12,672
Shipping & Delivery                    460        0         0        0      460
Dues & Fees                          1,896        0         0        0    1,896
Contributions                          100        0         0        0      100
Advertising                         66,136    2,657    63,000   63,479        0
Sponsorship                         24,500   24,500         0        0        0
Depreciation                        90,910   70,926         0   19,984        0
Amortization                        81,718   18,880    23,990   23,990   19,791
Oversea operating expense           17,400   12,400         0    5,000        0
Other operating expense             10,473    6,600     3,142    3,873        0
Total operating expenses        $1,575,632 $329,301  $371,302 $454,443 $229,734

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 35

                        TRB SYSTEMS INTERNATIONAL INC.
           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                (CONTINUED)

                          CUMULATIVE
                            FROM                 PRO-
                          INCEPTION-             FORMA
                          TO 3/31/98   3/31/98   3/31/97  6/30/97  6/30/96

INCOME (LOSS) FROM
OPERATIONS BEFORE
OTHER INCOME AND INCOME
TAX EXPENSE               (1,560,650)  (329,301)  (371,302)  (454,443)(214,752)
Dividend income                  457        144          5         59      135
INCOME (LOSS) BEFORE
TAX EXPENSE               (1,560,193)  (329,157)  (370,802)  (454,384)(214,617)
Net Income (Loss)         (1,560,193)  (329,157)  (370,802)  (454,384)(214,617)


RETAINED EARNINGS or
DEFICIT at beginning               0 (1,231,036)  (776,652)  (776,652)(562,035)

RETAINED EARNINGS or
DEFICIT at end            (1,560,193)(1,560,193)(1,147,454)(1,231,036)(776,652)

Earnings (Loss) per share
(Note 14)                   (0.1308)   (0.0276)   (0.0311)   (0.0381) (0.0180)

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 36

                        TRB SYSTEMS INTERNATIONAL INC.
                         CONSOLIDATED STATEMENT OF
                            STOCKHOLDERS' EQUITY
           NINE MONTH PERIOD ENDED-MARCH 31, 1998 AND MARCH 31, 1997



                              CAPITAL STOCKS                RETAINED
                              NUMBER OF SHARES    AMOUNT    EARNINGS   TOTAL

BEGINNING BALAN-
CE AS OF 7/01/96                                           ($776,652)($776,652)

Net earnings for
the nine-month
period ended
 3/31/97                                                    (370,802) (370,802)

Restated value of authorized
capital of TRB Systems
Inc. (Note 10)                9,750,000           9,750            0   540,656


Additional Paid in Capital                      530,906


Balance as of
 3/31/97                      9,750,000         540,656   (1,147,454) (606,798)

Beginning Balance
as of 7/01/97                11,863,363       1,191,527)  (1,231,036)  (39,509)

NET LOSS FOR THE
PERIOD                                                      (329,157) (329,157)

Additional Paid in Capital

SHARES ISSUED
TO VARIOUS
INDIVIDUALS                      62,263         389,217                389,217

Balance as of
3/31/98                     11,925,626      $1,580,744    (1,560,193)  $20,551

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 37

                        TRB SYSTEMS INTERNATIONAL INC.
                            CONSOLIDATED STATEMENT OF
                              STOCKHOLDERS' EQUITY
                   FOR THE FISCAL YEAR ENDED JUNE 30, 1997


                        CAPITAL STOCKS               RETAINED
                        NUMBER OF SHARES   AMOUNT    EARNINGS    TOTAL

Retained earnings
as of 6/30/97                                      (1,231,036)(1,231,036)

Shares issued as
compensation for
consulting services
(Note 15)                250,000           $25,000                25,000

Shares issued as
repayment of
director's Loans         500,000           163,126               163,126

Shares issued for
purchase of
property and
equipment                500,000           559,545               559,545

Shares issued in
exchange for 100%
of TRB Systems
Inc's voting shares    9,750,000             9,750                 9,750

Shares issued to
various individuals      863,363           434,106               434,106
(Note 16)
                      11,863,363         1,191,527 (1,231,036)   (39,509)

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 38

                        TRB SYSTEMS INTERNATIONAL INC.
                         CONSOLIDATED STATEMENT OF
                            STOCKHOLDERS' EQUITY
                  FOR THE FISCAL YEAR ENDED JUNE 30, 1996


                        CAPITAL STOCKS             RETAINED
                        NUMBER OF SHARES   AMOUNT  EARNINGS   TOTAL

Common stocks
and paid-in-capital
as of 7/1/95 (Note 10)  9,750,000          10,240             10,240

Deficit as of 7/1/95                              (562,035) (562,035)

Net loss for the
fiscal year ended
 6/30/96                                          (214,617) (214,617)

No shares are
issued during the
period                  9,750,000          10,240 (776,652) (766,412)

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 39

                        CUMULATIVE STATEMENTS OF CASH FLOW
        FOR NINE MONTH PERIOD ENDING MARCH 31, 1998, MARCH 31, 1997 AND
                   FISCAL YEARS ENDING JUNE 30, 1997, JUNE 30, 1996

                             CUMULATIVE
                               FROM               PRO-
                             INCEPTION-           FORMA
                             TO3/31/98  3/31/98   3/31/97  6/30/97   6/30/96
CASH FLOWS FROM
 OPERATING ACTIVITIES:
(Net Loss)  Earnings         (1,645,175)($414,139)(370,802)($454,384)($214,617)
Noncash item includ. in (Net
Loss) Earnings                  408,900    82,788   45,400   287,264    19,791
Increase (Decrease) in acct's
recievable- other                (9,500)    3,000  (12,500)  (12,500)        0
Increase in inventory            (7,500)        0        0      (506)        0
Increase in prepaid expense     (27,267)   (2,860)       0    (9,860)    2,506
Increase in obligation payable
to distributors                (180,000)   20,000   30,000   (30,000)   65,000
(Decrease) Increase in acct's
payable and accrued expense     261,628    67,000 (276,215) (269,263)  102,075
Increase in accrued corporate
income taxes                        249         0        0       249         0
                               (838,665) (244,211)(590,117) (489,000)  (25,245)

CASH FLOWS FROM
INVESTING ACTIVITIES:
Purchase of property and
equipment                       (67,730)  (67,730)       0         0         0
Increase in security deposits    (1,043)        0   (1,043)   (1,043)        0
Issuance of common stocks       548,783   323,217  610,876   224,566         0
Expenditure for organization
cost                           (125,301)        0  (11,831)  (11,835)  (29,589)
Conversion of current liabilities
to long term liabilities        259,000         0        0   259,000         0
                                613,729   255,487  598,002   470,688   (29,589)

CASH FLOW FROM
FINANCING ACTIVITIES:
Increase in loans from a
director                        218,126         0        0         0    54,552
Net increase in balance of cash  18,934    18,934    7,885         0         0
Net decrease in balance of cash (18,312)        0        0   (18,312)     (282)
Cash at beginning of period         206         0        0       206       488
Cash at end of period           (18,106)        0        0   (18,106)      206

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 40

                       CUMULATIVE STATEMENTS OF CASH FLOW
           FOR NINE MONTH PERIOD ENDING MARCH 31, 1998, MARCH 31, 1997 AND
                    FISCAL YEARS ENDING JUNE 30, 1997, JUNE 30, 1996
                                    (CONTINUED)

                             CUMULATIVE
                                FROM              PRO-
                             INCEPTION-           FORMA
                             TO3/31/98   3/31/98  3/31/97  6/30/97  6/30/96

CASH FLOWS FROM FINAN-
CING ACTIVITIES:

Proceeds from Loans              7,658     7,658        0        0        0
Cash as of July 1, 1997 & 1996 (18,106)  (18,106)     206        0        0
Cash as of March 31, 1998
& 1997                            $828      $828   $8,091        0        0

SUPPLEMENTAL DISCLOSURES:
Conversion of director's loans to
equity shares                 (163,126)        0        0 (163,126)       0
Acquisition of property and
equipment in exchange for
equity shares                 (559,545)        0        0 (559,545)       0
Issuance of common stocks      722,671         0        0  722,671        0
NET                                  0         0        0        0        0

See accompanying notes which are an integral part of the Financial Statements.

                        Prospectus Page 41

                        TRB SYSTEMS INTERNATIONAL INC.
                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

1.	Incorporation and Business Activity

TRB Systems International Inc. (the "Company"), a Delaware Corporation incorporated on April 9, 1997, is a holding company whose only asset is 100 % of voting common stocks in TRB Systems Inc. TRB Systems Inc. was incorporated under the laws of Delaware on April 7, 1994, on which day it merged with TRB Systems Inc., a Corporation incorporated under the laws of New York on July 12, 1993, to form TRB Systems Inc., a Delaware Corporation.

TRB Systems Inc. is in the business of manufacturing, distributing, and selling bicycle, fitness, and motorized two wheel transportation products. Currently all operations are run from the head office facilities in Roseland, New Jersey.

2.	Summary of Significant Accounting Policies

a) Principles of Consolidation

TRB Systems Inc., the only subsidiary of TRB Systems International Inc. has been included in the consolidated financial statements, as it is the operating entity, with TRB Systems International Inc., a non-operating holding company.

In accordance with the reverse takeover method of accounting, as referred to in Note 3 these consolidated financial statements of the Company include the accounts of TRB Systems International Inc. together with the results of TRB Systems Inc. for the nine-month period ended March 30, 1998.

b) Revenue and Expense Recognition

The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

c) Accounting Method

The Company recognizes income and expenses on accrual basis.

d) Depreciation

Depreciation is computed by using the straight-line method for financial reporting purposes and the modified accelerated cost recovery method for federal income tax purposes.

                        Prospectus Page 42

                        TRB SYSTEMS INTERNATIONAL INC.
                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS


e) Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

f) Net Operating Loss Carryforward

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

g) Intangible Assets

Intangible assets subject to amortization include organization costs, loan closing costs, and in-force leasehold costs. Organization costs and in-force leasehold costs are being amortized using the interest method over the life of the related loan.

h) Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

i) Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Machinery and equipment	3-10
Furniture and fixtures		3-10
Engineering equipment		3-10

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                        Prospectus Page 43

                        TRB SYSTEMS INTERNATIONAL INC.
                           NOTES TO CONSOLIDATED
                           FINANCIAL STATEMENTS


j) Inventories

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market.

3.	 Business Combination

Pursuant to an Agreement dated April 18, 1997, and effective on that date, TRB Systems International Inc. issued 9,750,000 common shares in exchange for all outstanding shares in the capital of TRB Systems Inc. As a result of this transaction, control of the combined companies passed to the former shareholders of TRB Systems Inc.

This business combination situation is referred to as a "Reverse Takeover". Legally, TRB Systems International Inc. is the parent or continuing corporation; however, Generally Accepted Accounting Principles require that the former shareholders of TRB Systems Inc. be identified as the acquirer and that TRB Systems International Inc. and be treated as the acquired company. Accordingly, control of the assets and business of TRB Systems International Inc. has been acquired by TRB Systems Inc. in consideration for the issuance of common shares.

4.	Proforma Statements

	The proforma are the audited statements of TRB Systems Inc., the sole subsidiary of the parent company, with shareholders equity having been restated, based on the number of shares received by the shareholders of TRB Systems Inc. on the sale of the company. The parent company is a non-operating holding company with its sole asset being TRB Systems.

5.	Prepaid Expenses

	ABL Properties, wholly owned by Byung Yim, President and CEO of the Company, and under common control with the Company, owns the patents which are exclusively licensed to TRB Systems Inc. (TRB) for the worldwide manufacture and sale of the Transbar Power System (TPS). The timing, methodology and general details of the manufacture and sales are left to TRB, as is the design and utilization of the goods employing the technology. The rights licensed to TRB by ABL Properties Company call for a payment of $200,000 during the first year of active sales, a 1% royalty on annual sales to $10,000,000, 0.75% on sales over $10,000,000 but under $20,000,000, and
0.5% on all sales thereafter, and all profits gleaned from international sales to an aggregate limit of $3,325,000. It was agreed between ABL and the Company that the $200,000 would be deferred until the Company had suitable cash flow to meet its current needs, or March 1, 1999, whichever date was later.

                        Prospectus Page 44

                        TRB SYSTEMS INTERNATIONAL INC.
                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

	Effective the third quarter of the current fiscal year TRB has commenced taking orders for bicycles, and management feels active manufacture is expected to commence in the next quarter, with delivery to commence in the first or second quarter of the next fiscal year.

Any cost incurred by TRB Systems Inc. to maintain the patents is reimbursable by ABL and is credited toward the $ 200,000 license fees due to ABL on the first anniversary following the commencement of active bicycle sales.

6.	Property and Equipment                     Cost

  Office equipment                          $  6,275
  Tools and machinery                         30,000
  Automobile                                  10,000
  Moldings                                   597,000
  Booth for Shows                             65,000
  Informercial tape and other
  promotional materials                       50,000
                                             758,275
Less accumulated depreciation                (90,910)
                                           $ 667,365

	The purchase of the property and equipment except the office equipment, booth, $39,000 in molds and automobile were from Marn Seol, a long time employee of TRB in Taiwan and was thus non arms length.
As a result the property was purchased for book value in the sum of $545,000, which was paid for by the issuance of 500,000 shares of the Company to Marn Seol, said shares restricted and subject to Rule 144.

7.	Accounts Payable and Accrued Expenses

 The accounts payable and accrued expenses also include the capitalized portion of legal and consulting expenses incurred in the development of standardized contracts, promotional materials and the filing and registration of patents, and are amortized over a sixty-month period. For the fiscal year ended March 31, l998, such capitalized expenditure amounts to $ 11,835.

Payable for legal and other professional expenses     $ 141,000
Other various accrued expenses                           54,192   $ 195,192

8.	Obligations payable to distributors

	Licensing and Distributorship agreements have been reached for a total of $1,125,000 from the Ivory Coast, Tanzania, Benin/Nigeria, Vietnam, India, Massachusetts, and Orange County, California, and payments totaling $210,000 have been received, as well as $10,000 for the right of first refusal to be the licensee in Canada. The funds received are a liability of the Company's until products are shipped to the licensees, at which time the basic consideration will have been provided and the value of the contracts taken into income.

                          Prospectus Page 45


                          TRB SYSTEMS INTERNATIONAL INC.
                             NOTES TO CONSOLIDATED
                             FINANCIAL STATEMENTS


	The licenses are for three years duration with automatic renewals so long as minimum royalties are paid; and by agreement with all licensees, the effective date of each contract was January 1, 1998. The contracts call for an ongoing royalty payment of 6% in the first year, 5% in the second year, and 4% thereafter, with a minimum royalty payment per year as set out in the following table:

                  1st Year        2nd Year        3rd Year
                 Min. Royalties   Min. Royalties Min. Royalties
Country

India           $100,000         $220,000        $350,000

Benin/Nigeria   $15,000          $25,000         $40,000

Ivory Coast &   $10,000          $10,000         $10,000
5 other countries

Tanzania        $10,000          $20,000         $30,000

Vietnam         $10,000          $20,000         $30,000



9.	 Director's Loans and Loans From Individuals

The loans payable to a director are unsecured, non-interest bearing with no set terms of repayment. On April 19, l997, balance of director's loans in the amount of $ 163,126 has been converted into equity in exchange for 500,000 shares in the TRB Systems International, Inc. $259,000 of loans from individuals have been converted from current liabilities into long-term liabilities. The conversion was made to properly reflect the status of the loans, namely that they are outstanding liabilities with no set repayment schedule, to be paid as TRB had the funds to pay for them.


10.	Common Stocks

The Company is authorized to issue 30,000,000 at $ 0.001 par value share, and, as of March 31, 1998 , 11,925,626 voting common shares are issued and outstanding. TRB had authorized capital of 200 shares, of which 100 were outstanding to Motion Plus International Corp'n. (MPI) the sole owner of TRB. Based on the principals of accounting for a reverse takeover See note 3,4 above), this was restated based on the 9,750,000 shares with a par value of $.001 that was paid by the Company to MPI for 100% of the outstanding stock of TRB when the Company purchased TRB from MPI.

                        Prospectus Page 46

                        TRB SYSTEMS INTERNATIONAL INC.
                           NOTES TO CONSOLIDATED
                           FINANCIAL STATEMENTS


11.	Research and Development Cost

SFAS No.2 - Accounting for research and development costs, generally, requires all research and development costs to be charged to expenses when incurred, rather than recording them as inventory or elements of overhead. Costs that are expensed as research and development are as follows; a) intangibles purchased from others, and materials and equipment
b) salaries and related costs of personnel engaged in research and development activities c) services performed by others in connection with research and development activities and d) reasonable allocation of indirect costs except general and administrative costs not clearly related to research and development activities.

Amount of research and development costs charged to expenses are as follows;

            Fiscal year ended                       Amount

                June 30, l994                       $ 87,359
                June 30, l995                        156,885
                June 30, l996                         81,494
                June 30, l997                         29,600
                March 31, 1998                             0

12.	Related Party Transaction

The Company has a policy of providing an executive with a Company-leased automobile for business purposes and the amount of such expense for the fiscal year ended June 30, l997 was $ 4,370.

There were no other significant non arm's-length basis transactions between the Company and any related party during the fiscal period ended March 31, 1998, except for conversion of director's loan to equity and purchase of property (see Note 6 and 9).

13	Description of Leasing Arrangements

The Company leases its executive office facilities under non-cancelable short-term operating leases. The future minimum lease payments required under the leases is minimal and immaterial in amount.

                        Prospectus Page 47

                        TRB SYSTEMS INTERNATIONAL INC.
                           NOTES TO CONSOLIDATED
                           FINANCIAL STATEMENTS


14.	Earnings Per Shares

Earnings (loss) per share is calculated using the weighted average number of common shares outstanding and common shares equivalents. For periods prior to the purchase of TRB by the Company, the number of shares has been restated utilizing the 9,750,000 shares paid by the Company to MPI for the purchase of TRB. The average number of shares outstanding under these assumptions would be 11,863,363 shares as of June 30, l997, 11,925,626 as of March 31, 1998, and 9,750,000 as of March 31, 1997 and June 30, 1996
(See note 10, above).

15.	Payments In Shares Of Common Stock

A contract was signed on April 18, 1997 in which Alpha Bytes Inc. accepted 250,000 shares, to be issued directly to its shareholders, as payment for consulting services valued at $25,000 and rendered to TRB Systems, Inc. Alpha Bytes subsequently issued the shares as a dividend to its shareholders on October 2, 1997. As the shares were free trading and fully paid for, and the distribution was to its own shareholders for no consideration, Alpha Bytes felt that the shares were exempt from registration as free trading shares. However, the Company feels that there was a potential violation of Section 5 of the Securities Act of 1933 as well as the various State rules for the sale of shares, and it was decided that Alpha Bytes would treat the transaction as if the violations had occurred. For this reason, Alpha Bytes will offer its shareholders a 30 day right of rescission (the maximum period required by any of the states in which shareholders of Alpha Bytes reside), commencing on the date of the filing of the Registration Statement on Form SB-2. Alpha Bytes has informed the Company that it will retain any shares that are returned. Both Alpha Bytes and the Company feel that as there was no consideration for the said shares, none of the shares will be returned, and the right of rescission is more one of strict compliance and form, rather than a right which will be relied on by any shareholder of Alpha Bytes. In the event any shares are returned, Alpha Bytes has indicated that it will be the Selling Shareholder for the said shares, and the Company will file any documents necessary to give effect to the registration of the said shares.

16.	Conversion of Investment into Equity

$305,816 of investments in TRB were converted into Equity by the issue of 594,009 shares to 45 individuals, at the rate of $0.51 per share. These shares are free trading pursuant to Rule 504 of Regulation D of the SEC and have been registered with the SEC on Form SB-2 (amended).

                        Prospectus Page 48

SECURITY OWNERSHIP OF SELLING SECURITY HOLDERS

SHAREHOLDERS NAME              NO. OF SHARES   CONSIDERATION

JEAN & MARC ADOURIAN
300 GOLDFINCH DRIVE #331
COVENTRY, RI 02816               13            $0*

WILLIAM J. ALEXANDER
548 SOUTH DUDLEY COURT
LAKEWOOD, CO. 80232              17             0*

ALPHABYTES MANAGEMENT INC.
7050 WOODBINE AVE.
MARKHAM, ONTARIO CANADA
L3R4G8                       92,618             0*

LARRY ANDERSON
6882 SOUTH LAMAR STREET
LITTLETON, CO 80123              18             0*

MARVIN R. ARNOLD
835 TIMBER DELL LANE
DALLAS, TX 75232                 14             0*

ED ARRANDALE
P O BOX 189
WEST CAMP, NY 12490              20             0*

MICHAIL A. AURILIO & GENE BOND
13 IRVING ROAD
NATICK, MA. 01760                13             0*

RAYMOND E. BAIR
4630 WEST LAKE ROAD
CANODAIQUA, NY 14424             24             0*

JOSEPH A. BARBARA & A.
CORRINE BARBARA
3064 LINK ROAD
LYNCHBURG, VA 24503              13             0*

PETE BASIANO
4311 OKEECHOBBE BLVD #53,
WEST PALM BEACH, FL. 33409       53             0*

CARL BELLEGIA
C/O ALPHABYTES 521 BUFFALO AVE.
NIAGARA FALLS, NY 14303          34             0*

JAMES E BERG
1214 BAKER AVE.,#2
BALTIMORE, MD. 21207             34             0*

                        Prospectus Page 49

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

JOHN BERUBE
78 WINTER STREET #2
LEWISTON, ERIE, IL. 61250         7           $0*

EUGENE BEYER & KATHRYN BEYER
PO BOX 213, ERIE, IL. 61250      15            0*

E. ARLENE BIASI & ROBERT BIASI
7726 SOUTH CROCKER COURT
LITTLETOWN, CO. 80120             3            0*

CHARLES E. BLACK
5647 SOUTH GREEN STREET
CHICAGO, IL.60621                13            0*

DOUGLAS BLEAM
RD1-BOX 147
COOPERSBERG, PA 18036            17            0*

JEROME BOLRIN
20606 S E 147TH.
RENTEN, WA 98056                 67            0*

BERT J. BONAR & IDUN J. BONAR
13708 N E 29TH AVENUE
VANCOUVER, WA 98686              17            0*

ANTONIA BRACERO
253 COURT STREET
ELIZABETH, NJ 07206              15            0*

JAY BRAMER
1315 LONGS PEAK AVENUE
LONGMONT, CO. 80501               3            0*

JUNE BRAZZELL & ELEANOR GILBERT
7485 WEST 81ST STREET
ARVADA, CO. 80003                34            0*

ROBERT E. BRIGHT & CLARA E. BRIGHT
5525 SOUTH ELMWOOD ST.
LITTLETON, CO 80120              20            0*

MARGARET CARRATURE & GERALD
CARRATURE
121 WELLINGTON COURT #211
STATEN ISLAND, NY 10314          67            0*

DONALD G. CEARLEY & DEBRA L.
CEARLEY
2961 KECOUGHTAM ROAD
PFAFFTOWN, NC 27046               4            0*

                        Prospectus Page 50

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

CEDE & CO
BOX #20, BOWLING
GREEN STATION
NEW YORK, NY 10004           43,859            $0*

JUNG YONG CHA
96 A GRACE ROAD
LAKE HIAWATHA, NJ 07034          13             0*

WALLACE E. CHAMBERS
127 SUNNYBROOK CIRCLES
ORMOND BEACH, FL. 32174          13             0*

CARL D. CHANDLER
608 N W 13TH ST #36
BOCA RATON, FL. 33431            54             0*

PAUL MICHAEL CHENELL
1608-4TH AVENUE S W
DECTUR, AL 35601                236             0*

FRANCES CHIARELLO & SALVATORE
PROVENZANO
175 BAY 25TH STREET
BROOKLYN, NY 11214               62             0*

MIRABELL CIESLIK & BENJAMIN
CIESLIK
368 WILLOW TREE LANE
ROCHESTER, MI 48064              13             0*

LYNN A. CLARK
801 E. STAUNTON AVENUE
STERLING, VA. 22170              27             0*

ANDRE & NORMA COMPAGNA
74 YORK STREET
YORK, ME 03801                   13             0*

JAMES J. COREY & DONNA L. COREY
244 WORCHESTER
NORTH GRAFTON, MA. 01536          7             0*

ANNE H. COURSEN
9225 W JEWELL PL #114
LAKEWOOD, CO. 80227              13             0*

GERALD W. DAILY
146 SAND BAR DRIVE
JUPITER, FL. 33477               17             0*

                        Prospectus Page 51

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

DONNA DAUTEL
1342 NORMANDY DRIVE
PORTSMOUTH, OH. 45662             5            $0*

ROY DAVENPORT
4952 SHIRLEY ROAD
GAINSVILLE, PA. 30506            20             0*

WILLIAM DAY
207 N  MAIN STREET
ROMEO, MI. 48065                 13             0*

KEVIN D. DELPRINCE
3475 GENESSEE ST.
CHEEKTONGA, NY. 14225            13             0*

HERMAN K. DICKAU & MELBA DICKAU
8 LYNN RD.
POUGHKEEPSIE, NY. 12603          17             0*

ARNOLD J. DIETZEL
& WILMETTA D. DIETZEL
1910 NORTH MAIN ST. RR 2
NEWTON, KS 67114                 67             0*

JAMES E. DILIETO
530 N TERRACE AVENUE
MT. VERNON, NY 10552              5             0*

DONALD DEAN DIMIG
4735 E 129TH CT
THORNTON, CO. 80241              28             0*

PHILIP T. DIXON & CHARLOTTE D. DIXON
1640A OCEAN PINES
BERLIN, MD. 21811                10             0*

JAMES DOERFLER
6876 BRENTWOOD ST.
ARVADA, CO. 80004                34             0*

BERTRAM DUBIN
115 DOWNING ST.
LAKEWOOD, NJ 08701               18             0*

HAROLD DUBINSKI & PATTY THORN
1366 FAIRFAX STREET
DENVER, CO. 80220                17             0*

                        Prospectus Page 52

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

ORVIN S. ECKERT & ANNE E. ECKERT
14 ROAN LANE
NEWBURGH, NY. 12550              13            $0*

MARTIN J. EDWARDS III
1802 S WINONA CT.
DENVER, CO. 80219                 3             0*

HASSAN B. ENSANI
394 OCEAN AVENUE
REVERE, MA. 02151                40             0*

VINCENT D. FAZIO
2789 W 104TH PL.
WESTMINSTER, CO. 80234           20             0*

STANLEY FINEBERG
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                          535             0*

FIRST NATIONAL BANK OF
SPRINGFIELD
F80 ERMA DONELAN
205 S FIFTH ST BOX 19264
SPRINGFIELD, IL. 62794           27             0*

JERRY H. FISHER & ROSE M.
FISHER
146 PROSPECT ST.
GLASSENBURY, CT. 06033           11             0*

JOHN R.FLEMING & BETTY L. FLEMING
10122 ALABAMA
SUN CITY, AZ. 85351-3619          7             0*

FAYE J. FLOREA & MARY E. FLOREA
837 JUDSON ST.
LONGMONT, CO. 80501              13             0*

ERIC D. FONG
204 HAMPSHIRE ST.
CAMBRIDGE, MA. 02189             20             0*

GEORGE KENDRICK FRANCIS
3203 MILL RUN
RALEIGH, NC. 27612               34             0*

JOAN C. FRANCIS
30 MELISSA RD.
KINGSTON, NY 12401               77             0*

                        Prospectus Page 53

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

MARY L. FRISCH
121 MADISON CT.
MAYS LANDING, NJ. 08330          34            $0*

FRANK V. GACNICK & PATRICIA A.
GACNICK
6047 QUAIL CT.
ARVADA, CO 80004                 34             0*

TONY E. GALLEGOS SR
5675 W LEAWOOD DR.
LITTLETON, CO. 80123             18             0*

JOYE GASSER
464 S CARR ST.
LAKEWOOD, CO. 80226              51             0*

TONY GERMAINI
360 CHESTNUT ST.
SOUTH HACKENSACK, NJ. 07606      25             0*

AMLETO A. GIAROLD
20 HARRISON ST.
CROTON-ON-THE-HUDSON, NY.
07606                            17             0*

BERNICE E. GOLDSMITH
306 S NEWPORT WAY
DENVER, CO. 80224                20             0*

FRED A. GOLDSMITH
306 S. NEWPORT WAY
DENVER, CO 80224                 17             0*

JORGE GONZALES
10611 ABERCORN
SAVANNAH, GA 31419               35             0*

RICHARD GRENIER
270 BURGANDY HILL LANE
MIDDLETON, CT 06457              17             0*

KATHRINE & RONALD GRUMME
3230 DIJON AVE.
OCEAN SPRINGS, MS
39564-8598                       17             0*

RAJENDRA K GUPTA
275 CRANES ROOST BLVD. #1022
ALTAMONTE SPRINGS, FL.
32701                            34             0*

                        Prospectus Page 54

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

DONALD & SANDRA HAAN
4794 S LEWISTON WAY
AUROAR, CO 80015                  1            $0*

ROBERT E HALL
BOX 490
LAKE CITY, CO 81235             522             0*

BOB HANEY
6072 S. MARSHALL
LITTLETON, CO. 90123             13             0*

RUDOLF HARDING
71 CHERRY LANE
DURHAM, CT 06422                 13             0*

FRANK THOMAS HASTINGS
RD 2 BOX 274 SO ST
ROSENDALE, NY.12472              17             0*

BETTY JO HEDGES
PO BOX 1431
MARTINVILLE, IN. 46151           13             0*

JOHN R. HEINEMANN & LYNEEN
HEINEMANN
9221 W 68TH ST.
ARVADA, CO. 80004                35             0*

WALTER C. HESS
3171 BANJO DR.
COLORADO SPRINGS, CO. 80918      54             0*

ANTHONY HIBL
3297 COUNTRY RD.
14-1/2, ERIE, CO. 80516-9414      8             0*

MATHEW M. HODDY
7944 S GAYLORD CT.
LITTLETON, CO 80122             135             0*

BARBARA HOENER
175 PRUITT DR.
ALPHARETTA, GA.                  54             0*

LARRY D. HUBNER & ROSEMARY L.
HUBNER
524 E 116TH ST.
NORTHGLENN, CO 80233             12             0*

                        Prospectus Page 55

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

SHRI C. JAIN
38 BLACKWELL LANE
HENRIETTA, NY 14467              17            $0*

MICHAEL H. JORDAN
823 SE 8TH AVE.
DEERFIELD BEACH, FL. 33441      842             0*

VANCE KANE
15602 POWELL AVE.
BOWIE, MD. 20716                 17             0*

GEORGE M. KANUCH & LAURA L.
KANUCH
4566 DEVONSHIRE BLVD.
PALM HARBOR, FL. 34685           13             0*

WILLIAM J. KEATING
214 N COLUMBUS ST.
ARLINGTON, VA 22203              34             0*

JOHN H.KEENAN
4952 GLENWAY AVE.
CINCINNATI, OH 45238             13             0*

PATRICK KELLY
171 REGENT DR.
LONG BEACH, NY 11561             15             0*

JAMES KIDDER
2942 S FILLMORE WAY
DENVER, CO 80210                 15             0*

KRAY & CO.
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                          295             0*

BETTY KITZMAN
1460 COUNTRY FARM RD.
ROCKFORD, IL. 61109              54             0*

RUSSELL W. KLICKER &
PATRICIA M. KLICKER
3519 WOODLAKE DR.
ALLISON PARK, PA 15101           17             0*

EDWARD S. KOELLING
1936 SW 29TH DR.
GRESHAM, OR.97080                17             0*

                        Prospectus Page 56

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

ARTHUR J. KREIKEMEIR
RFD 2 BOX 428
DODGE, NE. 68633                 10            $0*

HENRY P. KROEGER
216 ERIE BLVD. E
ROME, NY. 13440                  67             0*

WALTER KROUS & ROSE KROUS
12606-112TH AVE., E #31
PUYALLUP, WA 98374               67             0*

DOUGLAS J. KRUG
870 S ESTES
LAKEWOOD, CO. 80226             741             0*

RONALD KRYSZAK & AUDREY KRYSZAK
21 ROYAL PALM
OKEETOWREA, NY. 14225            13             0*

BOB KULYK
1434 WISE RD.
SCHAUMBURG, IL. 60193            13             0*

MARK A. LANDRY
1607 SPANISH TRACE DR.
SARALAND, AL 36571               10             0*

CLAUDE LARIMER
515 ROBINS ST.
CAMBRIDGE, MD. 21613              7             0*

THOMAS L. LEE
238 CONTINENTAL
STATEN ISLAND, NY 10303         101             0*

GEORGE S. LENSING SR.
P O BOX 32
PROVIDENCE, LA 71254             17             0*

JOHN G.LESCH & ANTOINETTE H.LESCH
P O BOX 211
SANTA CLARA, CA. 95052            7             0*

LARRIE LOBSINGER
1195 BROOKLINE ST.
CANTON, MI 48187-3233            11             0*

                        Prospectus Page 57

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

CHARLES LUNETTA
45 GOLDEN HILL
DANBURY, CT 06811               13             $0*

STEVE MACALUSO &
EILEEN MACALUSO
1794 STABLE TRAIL
PALM HARBOR, FL. 34685           8              0*

DAVID W. MARION
885 W JEFFERSON LOT 194
BRAND LAKE, MI 48837            34              0*

PETER MARKUS
39-01 MAIN STREET # 605
FLUSHING, NY 11355           1,684              0*

JERROLD W. MAYFIELD &
COLLETTE E. MAYFIELD
11031 WINSPRING DR.
TOMBALL, TX. 77375              24              0*

JOHN MCKELVIE
322 N COMMERCIAL ST.
BELLINGHAM, WA. 98225           17              0*

RITA A. MCNELLIS
416 N VAN BRUNT
KANSAN CITY, MO. 64123           5              0*

TERRY MILQUIST & COLLEEN
MILQUIST
20 CENTER ST.
SHEFFIELD, PA. 16347            13              0*

REINHOLD MUELLER
P O BOX 267
NEWLEIPZIG, ND. 58562           34              0*

IVAN B. MUNCH
3311 GAINSVILLE ST SE
WASHINGTON, DC. 20020          104              0*

NATIONAL FINANCIAL SERVICES CORP.
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                          13              0*

ELMER NEFF JR. & RUTH M. NEFF
10425 FRANKLIN WAY
NORTHGLENN, CO. 80233          135              0*

                        Prospectus Page 58

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

GILMER NELSON
3208 SAN JOSE ST.
TAMPA, FL. 33629                 47            $0*

ARLO L. NIELSON
4700 S. CHEROKEE
ENGLEWOOD, CO. 80110             13             0*

C F NISSEL CUST MORDY NISSEL
UNDER THE NY UNIF GIFT MIN ACT
10 RALPH BLVD.
MONSEY, NY 10952                 13             0*

STEVEN MICHAEL ODDEN
7 MERRITT AVE.
HIGHLAND, NY. 12528              57             0*

JANE E. OLSEN
3174 SAUNDERS SETTLEMENT ROAD
SANBORN, NY. 14132                7             0*

WILLIAM O'MALLY
P O BOX 775
WEST SPRINGFIELD, MA.  01090     13             0*

NATHANIEL ORME
P O BOX 305
MT PLEASANT, MI.  48804          57             0*

OTRA CLEARING INC.
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                          121             0*

JAMES OWEN
PO BOX 305
MT. PLEASANT, MI 48804           13             0*

DEBBIE PAONESSA
41 BAMBI TRAIL
BOLTON ON K73 2G4, CANADA        17             0*

GERALD PARTIAS
11629 E WALSH PLACE
AURORA, CO. 80012               168             0*

LOTTIE J. PASCASIO
3670 MYRTZ AVE.
PITT, PA. 15234                  11             0*

                        Prospectus Page 59

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

PHILADEP & CO.
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                        9,113            $0*

PITTCO
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                           47             0*

DARRIN PLYS
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                           11             0*

EUGENE POOLE & CECIL POOLE
2005 POOLE RD.
SUMTER, SC. 29154                34             0*

ROBERT PROVOST
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM, ONTARIO CANADA
L3R4G8                           71             0*

JACK T. RANDALL
440 BIRDKEY DR.
SARASOTA, FL. 33617              67             0*

RAUCH SALES CO.INC.
7628 N. 56TH STREET #7
TAMPA, FL.  33617                67             0*

CLARENCE E. REED
6094 ALLIANCE RD.
NW, MALVERN, OH. 44644           36             0*

E. RICHARD REINS
22585 HIDDEN MESA RD.
MONTEREY, CA. 93940             101             0*

G RAY RICHARD & MARGARET E.
RICHARD
56 RIVER BREEZE DRIVE
MILLSBORO, DE. 19966              3             0*

CHERI L. ROSENBOROUGH
CUST SHERWOOD ROSENBOROUGH UT
UNIF GIFT MIN ACT
1090 W 1ST NORTH
TOOELE, UT. 84074                13             0*

                        Prospectus Page 60

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

DANIEL H. ROUSE
35 SPRING LAKE CC
QUINCY, IL. 62301                34            $0*

RUSSELL RUBENSTEIN
7507 188TH ST.
FRESHWATER, NY 11366            189             0*

ELIZABETH MARY RUDOLF
214 S CASPER CIRCLE # 19306
AURORA, CO. 80017                11             0*

CAROL L. RUPP
4178D S MOBILE CIRCLE
AURORA, CO. 80013                 9             0*

ELLSWORTH RUPP
12954 VERSAILLES RD.
IRVING, NY. 14081                17             0*

NAT RUSSO & BARBARA RUSSO
455 ARGOS CIRCLE
WATSONVILLE, CA. 95076           17             0*

DENNIS C.RYAN & JANE C. RYAN
17TH ST.
E HAMPTON, NY. 11937             13             0*

CHESTER J. SALKIND
P O BOX 6308
FALLS CHURCH, VA. 22040          10             0*

ISRAEL SCHNEIDER
802 BROUGHTON CIR.
BOYNTON BEACH, FL.
33436-2545                       13             0*

MICHAEL SERLIN
3391 NW TERRACE #405
LAUDERDALE, FL.  33319          116             0*

ALFRED J. SIEBERT
3121 W 94TH.
WESTMINSTER, CO. 80030           28             0*

MICHAEL J. SEIBERT
8450 SCARSDALE DR.
INDIANAPOLIS, IN. 46256          74             0*

                        Prospectus Page 61

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

DONALD L. SMITH
922 N GRIGG
GREENVILLE, IL. 62246            17            $0*

JAMES W. SMITH
1315 PARK AVE.
WINTHROP HARBOR, IL. 60096       13             0*

ROBERT E. SMITH
1800 AUGUSTINE DRIVE
TITUSVILLE, FL. 32796            13             0*

JACK A. SMYTH
1530 W 34TH AVE.
DENVER, CO. 80211                44             0*

CHARLES SOCIENSKI
7156 NEWHALL DR.
HIGHLANDS RANCH, CO. 80126       17             0*

DANIEL R. SPISTAK JR.
& SANDRA J.SPISTAK
109 MAY ST.
ELMHURST, IL 60126               20             0*

PAULETTE STREEVAL
21131 NE 24TH CT.
MIAMI, FL 33180                  51             0*

STEPHANIE STREEVAL
& PAULETTE STREEVAL
21131 NE 24TH CT.
MIAMI, FL. 33180                 17             0*

ANTON STEPHENS
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM,ONTARIO CANADA
L3R4G8                       46,309             0*

CHRISTINE STEPHENS
C/O ALPHABYTES
7050 WOODBINE AVE. SUITE 205
MARKHAM,ONTARIO CANADA
L3R4G8                       46,309             0*

EDWARD H. SUH & ASSOCIATES
136-26 37TH AVE. #500
FLUSHING, NY 11354              247             0*

JOHN FRANK SYMOLON
& JEAN MAY SYMOLON
7 SYCAMORE DRIVE
HYDE PARK, NY 17538              37             0*

                        Prospectus Page 62

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

TEXAS STATE TREASURER
UNCLAIMED MONEY FUND
200 EAST 10TH ST.
AUSTIN, TX. 78701               17             $0*

MARY H. THAREL
5520 E 86TH STREET
TULSA, OK. 74137                 7              0*

PAMELA K. TONONI
& RAYMOND H. TONONI
RT 1 BOX 268
HUNNINGTON, PA. 16652           13              0*

WEBSTER P TRUE
2184 D AMBERGATE LANE
WEST PALM BEACH, FL 33415       44              0*

RICHARD R. TUKA
& MARY S. TUKA
12055 W 53RD PLACE
ARVADA, CO. 80002               30              0*

ROBERT C. ULLRICH
& HARRIETTE J. ULLRICH
15415 NORTH 95TH ST.
LONGMONT, CO 80501              17              0*

MARTHA E. UPTON
5201 ATLANTIC BLVD. #173
JACKSONVILLE, FL. 32207         13              0*

JAMES C. WALKER
& CARMA F. WALKER
101 HAMPTON COVE
JACKSONVILLE, AR 72076          13              0*

STEVE WEINER
242 E 80TH STREET #3A
NEW YORK, NY. 10021             12              0*

GENE B. WELLS & EVELYN WELLS
20513 LITTLE ROAD
MATOACA, VA. 23803              34              0*

ROBERT W. WESTPAUL
P O BOX 8099
OMAHA, NE. 68108                16              0*

VINCENT R. WILLIAMS
430 BROADWAY
ULSTERPARK, NY. 12487           38              0*

                        Prospectus Page 63

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

ROBERT D. WITTERS
2037 CRESTVUE CIR.
GOLDEN, CO. 80401              110            $0*

WILLIAM D. WONCOBA
68 MAPLE DR.
NEWARK, DE. 19713                7             0*

RICHARD D. ZERZAN
& RUTH A. ZERZAN
4530 S. VERBENA ST. #327
DENVER, CO. 80237-2525       1,684             0*

TASSO APOSTOLOPOULOS
196 KINGSTON RD.
PARSIPPANY, NJ 07054         5,129         2,636.31**

AMY BUSKE
140 LINDEN DR.
BASKING RIDGE, NJ 07920      6,480         3,331**

SUNNY EUN MI MOON
165-20 72ND AVE
FRESH MEADOWS, NY 11365      2,000         1,028**

YOGESH N. GANDHI
KISHORI Y. GANDHI
1110 WESTVIEW DR.
CRESTON, IA 50801            9,000         4,626**

CINDY & ALAN
15 REDCOAT DRIVE
LICHTBROUN
EAST BRUNSWICK, NJ 08816     2,957         1,520**

JOONG B. LEE
133 MARION DR
PLAINSBORO, NJ 08536         3,479         1,788**

KISHOR M. DATTANI
GIRA K. DATTANI
25401 CLASSIC DRIVE
MISSION VIEJO, CA 92691     16,000         8,224**

ALESSANDRO VARELA
530 PARK AVE. APT. NO. K6
ORANGE, NJ 07050             2,934         1,508**

                        Prospectus Page 64

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

GREG D. SALERNO II
3 RIDGEWAY CT.
WEST ORANGE, NJ 07052           827            425**

HUTTON ARMS, LLC
4 FOREST AVE.
SPRINGFIELD , NJ 07081        1,266            651**

JOHN W. COLLINS
1450 LIMBORGER AVE.
PLAINFIELD, NJ                1,501            772**

DONALD R. CONWAY
425 SEROUND ST.
ORADELL, NJ 07649             3,751          1,928**

KRISTY TARR
13124 VENETIAN RD.
SILVER SPRING, MD 20904      12,375          6,361**

BYUNG MUN LEE
11 CHERRY HILL RD.
LIVINGSTON, NJ 07039          3,751          1,928**

OK SOOK LEE
1289 16TH ST.
FORT LEE, NJ 07024            6,875          3,534**

KETAN VAKIL
ALKA VAKIL
43-70 KISSENA BLVD.
FLUSHING, NY 11355            1,500            771**

UMESH SHAH
NEENA SHAH
143-30 SANFORD AVE. APT 4-H
FLUSHING, NY 11355            1,500            771**

PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355           11,300          5,808**

BERNARD E. KOFF
70 MAYHEW DR.
SOUTH ORANGE, NJ 07079       56,000         28,784**

ANDREW M. CHAVKIN
6 KENWOOD COURT
NORTH CALDWELL, NJ 07006      1,599            822**

                        Prospectus Page 65

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

STEVEN N. NAPPEN
39 TROY RD.
WHIPPANY, NJ 07981            1,599            822**

JEFFREY D. ZUDECK
10 BURLINGTON RD.
LIVINGSTON, NJ                1,599            822**

PANTHER PRODUCTIONS INC.*
512 MEANS ST. N.W. SUITE 408
ATLANTA, GA 30318            17,392          8,939**

EDWARD H. SUH
C/O PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355            2,500          1,285**

JAN GREENHALGH
C/O PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355            4,300          2,210**

PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355            2,000          1,028**

CHARLES C. KHYM
C/O PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355            2,700          1,388**

LACI LAKATOS
135 DINISON CREST
KITCHENER, ONTARIO
CANADA N2E256                 1,500            771**

RON JAMESON
C/O PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355              700            360**

PETER MARKUS
39-01 MAIN STREET, SUITE 605
FLUSHING, NY 11355            2,000          1,028**

SUN HWAN YOO
2500 VICTORY BLVD.
STATEN ISLAND, NY 10314       3,125          1,606**

                        Prospectus Page 66

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

DOO BOK PARK
24 COUNTRY CLUB LANE
LIVINGSTON, NJ 07039          3,125            1,606**

KYUNG WON KIM
U.S. TAE KWON DO CENTRAL
1192 PARKER ST.
SPRINGFIELD, MA 01129        15,625            8,031**

JIN SUK KIM
P.O. BOX 60023
POTOMAC MD 20859             11,252            5,784**

JOON M. NAM
119 KENSINGTON MANOR BLD-15-7
MIDDLETOWN, NY 10314          3,125            1,606**

SOON JAE KWON
40-40 79TH ST. #C-408
ELMHURST, NY 11373            1,000              514**

JAE HYEONG JEOUNG
U.S. TAE KWON DO CENTER
1141 MAIN ST.
WORCHESTER, MA 01603         15,625            8,032**

MRS. CHUN JA KIM
U.S. TAE KWON CENTER
1192 PARKER ST.
SPRINGFIELD, NH 01129         9,375            4,819**

MRS. CHUN SA KIM
25 GLENOAK DR.
SPRINGFIELD, MA 01129        12,500            6,425**

JUNG EUN KIM
C/O KRISTY TARR
13124 VENETIAN ROAD
SILVER SPRING, MA 20904       2,778            1,428**

NARASHIMHARAO KANAMARLAPUDI
LAKSHMIDEVI KANAMARLAPUDI
28471 DELMAR
LAGUNANIGUEL, CA 92677        3,125            1,606**

HAENG SOON PARK
77 SUNSET STRIP
SUCCASUNNA, NJ 07876          2,778            1,428**

                        Prospectus Page 67

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

GALE SCHULMAN
27 GATE HOUSE CT.
CONVENT STATION, NJ 07960     1,071            550**

JONG GOO WON
C/O TRB
4 BECKER FARM ROAD
ROSELAND,NJ 07068           102,500         52,685**

AE JA LEE
C/O TRB
4 BECKER FARM ROAD
ROSELAND,NJ 07068           100,000         51,400**

BYUNG KON CHO
801 WINDOVER CT.
GREEN BAY, WI 54314           5,556          2,856**

MYUNG HAE PARK
835-G MAIN STREET
BELLEVILLE, NJ 07109          1,500            771**

SUN HWAN YOO
HAPPY FARM
2500A VICTORIA BLVD.
STATEN ISLAND, NY
10309-4271                    6,250          3,212**

CEDE & CO.
BOX #20
BOWLING GREEN STATION
NEW YORK, NY 10004           79,704      41,462.18**

DHIREN PATEL
2 PINYON DR.
OLD BRIDGE, NJ 08857            480            247**

HYUN KIM
1628 S. HEATHER HILL RD.
HACIENDA HEIGHTS, CA 91745   20,000         10,280**

MRS. HYANG KEUM KIM
C/O TRB
4 BECKER FARM ROAD
ROSELAND, NY 07068            2,500          1,285**

                        Prospectus Page 68

SHAREHOLDERS NAME               NO. OF SHARES  CONSIDERATION

CHUL YONG PARK
1010 E. MAPLE ST.
APT 4
GLENDALE, CALIFORNIA 91205    4,500            2,313**

JAMES C. FOSTER
C/O TRB
4 BECKER FARM ROAD
ROSELAND, NJ 07068                1              .51**

* Shareholders of Alpha Bytes, Inc. who received their shares on October 2, 1998. These shares were acquired by Alpha Bytes on April 18, 1998 and exempt from registration pursuant to Rule 504 of Regulation D of the Commission (SEE: "SELLING SHAREHOLDERS", at page 28 of this Prospectus). Subsequently, the shares were distributed as a dividend declared on September 30, 1997, and issued on October 2, 1998. All shareholders of Alpha Bytes, Inc. are not related parties to the company, and the maximum beneficial holding of any shareholder of Alpha Bytes is less than 1% of the outstanding shares in the Company. These shares carry a 30 day right of rescission from the effective date of the Registration Statement of which this Prospectus forms a part, as their issue by Alpha Bytes may have been in violation of Section 5 of the Securities Act of 1933 (SEE: "SELLING SHAREHOLDERS").

** Shareholders who had invested in TRB between 1994-1997 in the aggregate sum of $305, 816, and acquired their shares on October 2, 1997 at the rate of one share for every $0.514 invested. The shares were exempt from registration pursuant to Rule 504 of Regulation D of the Commission. No shareholder holds more than 1% of the total outstanding shares in the Company, and no shareholder is related to the Company. The Aggregate sum paid for the shares by both Alpha Bytes and these shareholders is less than the maximum permitted by Rule 504. (SEE, also: "SELLING SHAREHOLDERS").

                        TABLE OF CONTENTS





ITEM                                      PAGE

Prospectus Summary                        1
The Company                               1,7
The Offering                              Front Cover
Stockholders                              3
Securities Outstanding                    3       TRB Systems International
Definition of Terms                       I-3,3            Inc.
Selected Financial Information            2
Risk Factors                              3             844,009 Shares of
Certain Market Information                6             Common Stock
Capitalization                            6
Management's Discussion & Analysis        17
Conflicts of Interest                     20
Management                                21
Directors and Executive
Officers                                  21
Biographies of the Company's
Executive Officers and Directors          21
Certain Transactions                      24
Principal Stockholders                    25           =====================
Securities' Description(Common Stock)     26
Common Stock                              26               PROSPECTUS
Dividend Policy                           5,6
Transfer Agent                            26           =====================
Shares Eligible for Future Sale           27
Additional Information                    Inside Front Cover, 27
Plan of Distribution                      27
Indemnification Arrangements              28
Litigation                                29
Legal Opinions                            29
Experts                                   29
Financial Statements                      30
Selling Shareholders                      12,28,48

           		      TRB Systems International Inc.
                         4 Becker Farm Road
                         Roseland, NJ 07068
                          (973) 994-4488

                        Part II, Page I


PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24:	INDEMNIFICATION OF OFFICERS AND DIRECTORS

	In accordance with the General Corporation Laws of the State of Delaware which were in effect at the time the Registrant was incorporated, the Registrant's Board of Directors adopted by resolution, as further set forth in the Registrant's by laws, provisions relative to indemnification of its Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party by reason of the fact that such person was or is an officer or director, provided that,
(i) such director or officers acted in good faith or in a manner reasonably believed by him to be in the best interests of the corporation to procure a judgment in its favor. In the latter case, the power to indemnify extends to expenses actually or reasonably incurred in connection with the defense or settlement of any proceeding if such person (i) acted in good faith, and (ii) the manner such officer and director believed to be in the best interest of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person would use under similar circumstances. No indemnification will be made in respect of any claim, issue or matter, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon an application of that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Otherwise, indemnification for an officer and director meeting the applicable standards of conduct is determined by a majority of the disinterested directors or shareholders or upon application by the corporation, such officer or director or his attorney, to the court in which such proceeding was pending.

        The Securities & Exchange Commission is of the opinion that Indemnification of Company officers or directors for matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 25:	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	The expenses in connection with distribution of the securities of the Company being Registered hereby, other than commissions and non-accountable expense allowances, will be borne directly by the Company rather than by the selling stockholder. Such expenses are estimated to be $50,000.

Item											Amount

United States Securities and Exchange Commission filing fee      $   700
Printing Expenses                                                  4,000
Fees and expenses of counsel for the Company                      22,000
Accounting fees and expenses                                      20,000
Transfer agent fees and expenses                                   3,000
Miscellaneous                                                        300

TOTAL                                                            $50,000

                        Part II, Page 2

ITEM 26	RECENT SALES OF UNREGISTERED SECURITIES

Acquisition of TRB Systems Inc.
	On April 18, 1997, in exchange for 9,750,000 shares in the common stock of Company, 100% of the stock in TRB was sold by Motion Plus International Corporation, a Delaware Corporation, its owner, to the Company. These shares were restricted, subject to Rule 144, and exempt from registration.

Sales to Investors in TRB
	The Company issued 594,009 shares to 54 individuals who had invested in TRB and were unrelated parties on October 2, 1997. These persons had invested money between 1994-1997 in TRB, in the sum of $305,814, and their investment was converted into equity at the rate of $.514 per share. This is reflected in the financial statements, and described in Note 16 of the said statements. The issue was exempt from registration, reliance being placed on Rule 504 of Regulation D of the Commission, in that the total investment was less than the maximum permitted by the said Rule (inclusive of the shares issued to Alpha Bytes, Inc., discussed below, the total investment since the inception of TRB being $330,814), and accounted for 4.5% of the outstanding shares, with no single investor receiving shares greater than 1% of the outstanding shares in the Company (SEE: "SELLING SHAREHOLDERS" at page 35 and page 55 of this Registration Statement.).

Sales to former Employees and Consultants
	44 employees and consultants of TRB who had worked with TRB since 1994 in developing the TPS system were issued 376,617 shares, said shares were restricted from sale subject to Rule 144, and therefore exempt from registration. The Consultants were Certified Public Accountants who had provided financial consulting services to TRB.
The consultants are Andy Chapkin, Stephen Nappen, and Jeffrey Zudack of 4 Becker Farm Road, Roseland New Jersey, and each received 1,599 shares at a price of $0.50 per share.

Sale to Byung Yim
	500,000 shares were issued to Byung Yim, the Company president, the said shares were restricted, exempt from Registration and subject to Rule 144. The shares were to retire $218,162 in debt owed to Mr. Yim, and in lieu of salaries not drawn (See: "SECURITY OWNERSHIP OF MANAGEMENT" at page 33 of this Registration Statement.) .

Purchase of Equipment from M. T. Seol
	500,000 shares were issued to M. T. Seol for the purchase of property and equipment valued at $559,545. This equipment consisted of office equipment for $5,000, tools and machinery for $30,000, an automobile for $10,000, moldings for $464,545, and informercial tape and other promotional materials for $50,000. The purchase took place in April of 1997. The said shares were restricted and issued subject to Rule 144, and therefor exempt from registration, and the equipment value was strictly based on book value of the goods, as this was a non-arms length transaction in that Mr. Seol is an employee of the Company (SEE: FINANCIAL STATEMENTS, BALANCE SHEET, ASSETS and the accompanying footnote).

Sale of Shares to Alpha Bytes, Inc.
        Alpha Bytes, Inc., 7050 Woodbine Ave., Suite 205, Markham, Ont., Canada L3R 4G8, a Colorado public corporation presently traded on the NASDAQ Bulletin Board market, provided consulting services to the Company regarding software development for the inventory control and Management Information Systems to be used by the Company for consideration in the sum of $25,000, which sum Alpha Bytes invested in the Company for 250,000

                        Part II, Page 3

shares acquired on April 18, 1997. The shares issued were exempt from registration pursuant to Rule 504 of Regulation D of the SEC, in that the total investment in TRB for the year was less than the maximum allowed by the rule. The holdings accounted for less than 2.2% of the outstanding shares of the Company( See table and footnotes at page 55 of this Registration Statement).

	Alpha Bytes subsequently issued the shares as a dividend to its shareholders on October 2, 1997. As the shares were free trading and fully paid for, and the distribution was to its own shareholders for no consideration, Alpha Bytes felt that the shares were exempt from registration as free trading shares. However, the Company feels that there was a potential violation of Section 5 of the Securities Act of 1933 as well as the various State rules for the sale of shares, and it was decided that Alpha Bytes would treat the transaction as if the violations had occurred. For this reason, Alpha Bytes will offer its shareholders a 30 day right of rescission (the maximum period required by any of the States in which shareholders of Alpha Bytes reside (see table at page 55 for States), commencing on the date of the filing of the Registration Statement of which this Prospectus forms a part. Alpha Bytes has informed the Company that it will retain any shares that are returned. Both Alpha Bytes and the Company feel that as there was no consideration for the said shares, none of the shares will be returned, and the right of rescission is more one of strict compliance and form, rather than a right which will be relied on by any shareholder of Alpha Bytes. In the event no shares are returned, the Selling Shareholders are those parties listed in the Table found at page 55 of this registration. In the event any shares are returned, Alpha Bytes has indicated that it will be the Selling Shareholder for the said shares, and the Company undertakes to file any d ocuments necessary to give effect to the registration of the said shares.

ITEM 27:	EXHIBITS

Exhibit
Number	Description									Page

1.	Constituent Document:

        .1      Original Article of Incorporation               87
        .2      Bylaws                                          88

5.1     Opinion of Counsel                                      84

10.	Material Contracts:

 .1      Lease of Taiwan Office                                  98
 .2	Exclusive Licensing Agreement between TRB
        Systems Inc. and ABL Properties Company.                99
 .3      Patent Registration and Assignment to ABL.             106
 .4	Financing Agreement between TRB Systems Inc., and
        Tianjin Worldwide, Inc. for $2,000,000.                121
 .5	License and Marketing Agreement between TRB Systems
        Inc. and Mr. Konan Kouadio Simeon for Ivory Coast.     124
 .6      Joint Venture Agreement between TRB Systems Inc., and
        Mr. Janak Shah for India.                              139
 .7	License and Marketing Agreement between TRB Systems
        Inc. and Mr. Abbas R. Datoo for Tanzania.              158
 .8	Distributorship Agreement between TRB Systems
        Inc. and Mr. Kishor M. And Gira K. Dattani for
        Counties in California                                 173
 .9	Licensing and Marketing Agreement between
        TRB Systems Inc. and Stella Kujembola for
        Benin and Nigeria.                                     184

                        Part II, Page 4


        .10     Sino-Danish Manufacturing Agreement            203
        .11     Agreement with Kun Teng Industries             197
        .12     Motion Plus-TRB- Purchase of Subsidiary        211
        .13     Pretty Wheel Contract                          234

22.     Subsidiaries of the Registrant                          85

24.6    Consent of Auditors                                     86


ITEM 28: UNDERTAKINGS

A.	Certificates

	The Company hereby undertakes to provide its transfer agent with certificates in such denominations and registered in such names as required to permit delivery thereof to each purchaser of the Selling Stockholders' stock offered hereby, from time to time, as required, starting as of the close of business on the day immediately following the date of this Registration Statement.

B.	Liabilities

	Insofar as indemnification of liabilities arising under the securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.	Further Undertakings

	The Company undertakes to file during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act; reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and, include any additional or changed material information on the plan of distribution.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of New York, State of New York on June 9, 1998.

	TRB SYSTEMS INTERNATIONAL INC.


	By: /s/Byung  Yim/s/
	Byung Yim*
	President and Chairman of the Board
        of Directors


	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 9, 1998.

	TRB SYSTEMS INTERNATIONAL INC.




	By: /s/Byung Yim/s
	Byung Yim*
	Chairman, Chief Executive Officer & Director

___________
*	Mr. Yim is currently the sole member of the Company's Board of
Directors.

       82 BLANK PAGE


                                                Registration Number 333-7242




                         SECURITIES & EXCHANGE COMMISSION
                              Washington, D.C 20549



                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                      THE SECURITIES ACT OF 1933, AS AMENDED




                          TRB Systems International Inc.


                                    EXHIBITS



                                  July 2, 1997